EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
GRIFFON CORPORATION

We have audited the accompanying consolidated balance sheets of Griffon Corporation (a Delaware corporation) and subsidiaries (the “Company”) as of September 30, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended September 30, 2010. Our audits of the basic financial statements included the financial statement schedules included on pages 54 to 57 of the consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Griffon Corporation and subsidiaries as of September 30, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2010 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As described in the notes to the consolidated financial statements, the Company adopted new accounting guidance related to the accounting for business combinations (Note 1) and convertible debt (Note 3) effective October 1, 2009.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Griffon Corporation and subsidiaries’ internal control over financial reporting as of September 30, 2010 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated November 17, 2010 expressed an unqualified opinion thereon.

/s/Grant Thornton LLP

New York, New York
November 17, 2010 (except for Note 22,
as to which the date is June 24, 2011)

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	At September 30, 2010	At September 30, 2009*
CURRENT ASSETS
Cash and equivalents	$169,802	$320,833
Accounts receivable, net of allowances of $6,581 and $4,457	252,029	164,619
Contract costs and recognized income not yet billed, net of progress payments of $1,423 and $14,592	63,155	75,536
Inventories, net	268,801	139,170
Prepaid and other current assets	55,782	39,261
Assets of discontinued operations	1,079	1,576

Total Current Assets	810,648	740,995
PROPERTY, PLANT AND EQUIPMENT, net	314,926	236,019
GOODWILL	357,221	97,657
INTANGIBLE ASSETS, net	233,011	34,211
OTHER ASSETS	27,907	29,132
ASSETS OF DISCONTINUED OPERATIONS	5,803	5,877

Total Assets	$1,749,516	$1,143,891

CURRENT LIABILITIES
Notes payable and current portion of long-term debt, net of debt discount of $0 and $2,820	$20,901	$78,590
Accounts payable	185,165	125,027
Accrued liabilities	124,700	61,120
Liabilities of discontinued operations	4,289	4,932

Total Current Liabilities	335,055	269,669
LONG-TERM DEBT, net of debt discount of $30,650 and $0	503,935	98,394
OTHER LIABILITIES	191,365	78,837
LIABILITIES OF DISCONTINUED OPERATIONS	8,446	8,784

Total Liabilities	1,038,801	455,684

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock, par value $0.25 per share, authorized 3,000 shares, no shares issued	—	—
Common stock, par value $0.25 per share, authorized 85,000 shares, issued 72,385 shares and 72,040 shares	18,096	18,010
Capital in excess of par value	461,504	438,843
Retained earnings	431,584	421,992
Treasury shares, at cost, 12,466 common shares for 2010 and 2009	(213,560)	(213,560)
Accumulated other comprehensive income	17,582	28,170
Deferred compensation	(4,491)	(5,248)

Total Shareholders’ Equity	710,715	688,207

Total Liabilities and Shareholders’ Equity	$1,749,516	$1,143,891

* See Adoption of New Accounting Pronouncements footnote.
The accompanying notes to consolidated financial statements are an integral part of these statements.

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years Ended September 30,
	2010	2009*	2008*
Revenue	$1,293,996	$1,194,050	$1,269,305
Cost of goods and services	1,005,692	936,927	996,308

Gross profit	288,304	257,123	272,997
Selling, general and administrative expenses	261,403	230,736	245,430
Impairment of goodwill	—	—	12,913
Restructuring and other related charges	4,180	1,240	2,610

Total operating expenses	265,583	231,976	260,953
Income from operations	22,721	25,147	12,044
Other income (expense)
Interest expense	(12,322)	(13,091)	(16,909)
Interest income	409	1,539	1,970
Gain (loss) from debt extinguishment, net	(1,117)	4,488	—
Other, net	4,121	1,522	2,713

Total other income (expense)	(8,909)	(5,542)	(12,226)

Income (loss) before taxes and discontinued operations	13,812	19,605	(182)
Provision for income taxes	4,308	1,687	2,651

Income (loss) from continuing operations	9,504	17,918	(2,833)
Discontinued operations:
Income (loss) from operations of the discontinued Installation Services business	142	1,230	(62,447)
Provision (benefit) for income taxes	54	440	(21,856)

Income (loss) from discontinued operations	88	790	(40,591)

Net income (loss)	$9,592	$18,708	$(43,424)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.16	$0.31	$(0.09)
Income (loss) from discontinued operations	0.00	0.01	(1.24)
Net income (loss)	0.16	0.32	(1.33)
Weighted-average shares outstanding	58,974	58,699	32,667

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.16	$0.30	$(0.09)
Income (loss) from discontinued operations	0.00	0.01	(1.24)
Net income (loss)	0.16	0.32	(1.32)
Weighted-average shares outstanding	59,993	59,002	32,836

* See Adoption of New Accounting Pronouncements footnote.
The accompanying notes to consolidated financial statements are an integral part of these statements.

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2010	2009*	2008*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,592	$18,708	$(43,424)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	(88)	(790)	40,591
Depreciation and amortization	40,442	42,346	42,923
Impairment of goodwill	—	—	12,913
Stock-based compensation	5,778	4,145	3,327
Provision for losses on account receivable	2,431	628	1,089
Amortization/write-off of deferred financing costs and debt discounts	5,059	5,209	5,966
(Gain) loss from debt extinguishment, net	1,117	(4,488)	—
Deferred income taxes	(3,666)	(3,144)	(1,431)
Change in assets and liabilities, net of assets and liabilities acquired:
(Increase) decrease in accounts receivable and contract costs and recognized income not yet billed	(25,481)	(6,690)	13,585
(Increase) decrease in inventories	(10,611)	28,498	(23,500)
(Increase) decrease in prepaid and other assets	(14,342)	11,130	(12,524)
Increase (decrease) in accounts payable, accrued liabilities and income taxes payable	72,218	(8,627)	53,095
Other changes, net	676	(2,825)	(6,561)

Net cash provided by operating activities	83,125	84,100	86,049
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(40,477)	(32,697)	(53,116)
Acquired business, net of cash acquired	(542,000)	—	(1,829)
Proceeds from sale of assets	(1,666)	200	1,000
(Increase) decrease in equipment lease deposits	—	(336)	4,593

Net cash used in investing activities	(584,143)	(32,833)	(49,352)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,823	7,257	241,344
Purchase of shares for treasury	—	—	(579)
Proceeds from issuance of long-term debt	543,875	11,431	89,235
Payments of long-term debt	(176,802)	(56,676)	(87,785)
Decrease in short-term borrowings	—	(866)	(924)
Financing costs	(17,455)	(597)	(10,027)
Purchase of ESOP shares	—	(4,370)	—
Exercise of stock options	343	—	—
Tax benefit from vesting of restricted stock	325	217	3
Other, net	184	402	139

Net cash provided by (used in) financing activities	353,293	(43,202)	231,406
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used in operating activities	(638)	(1,305)	(5,410)
Net cash provided by investing activities	—	—	5,496

Net cash provided by (used in) discontinued operations	(638)	(1,305)	86
Effect of exchange rate changes on cash and equivalents	(2,668)	2,152	(1,015)

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(151,031)	8,912	267,174
CASH AND EQUIVALENTS AT BEGINNING OF YEAR	320,833	311,921	44,747

CASH AND EQUIVALENTS AT END OF YEAR	$169,802	$320,833	$311,921

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$6,489	$7,065	$8,303
Cash paid for taxes	4,643	7,602	6,207
Stock subscriptions receivable pursuant to rights offering	—	—	5,274

* See Adoption of New Accounting Pronouncements footnote.
The accompanying notes to consolidated financial statements are an integral part of these statements.

GRIFFON CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)

(in thousands)	COMMON STOCK		CAPITAL IN EXCESS OF PAR VALUE	RETAINED EARNINGS	TREASURY SHARES		ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	DEFERRED ESOP COMPENSATION	Total	COMPREHENSIVE INCOME (LOSS)
	SHARES	PAR VALUE			SHARES	COST
Balance at 9/30/2007*	42,586	$10,647	$198,314	$451,377	12,399	$(212,731)	$29,522	$(1,619)	$475,510
Net income	—	—	—	(43,424)	—	—	—	—	(43,424)	(43,424)
Tax benefit from the exercise of stock options	—	—	3	—	—	—	—	—	3
Amortization of deferred compensation	—	—	—	—	—	—	—	(221)	(221)
Common stock acquired	—	—	—	—	41	(579)	—	—	(579)
Restricted stock awards granted, net	588	147	(147)	—	—	—	—	—	—
ESOP distribution of common stock	—	—	(71)	—	—	—	—	—	(71)
Stock-based compensation	—	—	3,236	—	—	—	—	91	3,327
Issuance of common stock pursuant to rights offering, net of financing costs	28,393	7,098	232,409	—	—	—	—	—	239,507
Translation of foreign financial statements	—	—	—	—	—	—	(6,061)	—	(6,061)	(6,061)
Adoption of uncertain tax position guidance	—	—	—	(4,669)	—	—	—	—	(4,669)
Pension OCI amortization, net of tax	—	—	—	—	—	—	2,008	—	2,008	2,008

Balance at 9/30/2008*	71,567	17,892	433,744	403,284	12,440	(213,310)	25,469	(1,749)	665,330	(47,477)

Net loss	—	—	—	18,708	—	—	—	—	18,708	18,708
Common stock issued for options exercised	33	7	(7)	—	—	—	—	—	—
Tax benefit from the exercise of stock options	—	—	217	—	—	—	—	—	217
Amortization of deferred compensation	—	—	—	—	—	—	—	818	818
Common stock acquired	—	—	—	—	26	(250)	—	—	(250)
Restricted stock awards granted, net	1,209	302	(1,034)	—	—	—	—	—	(732)
ESOP purchase of common stock	—	—	—	—	—	—	—	(4,370)	(4,370)
ESOP distribution of common stock	—	—	(22)	—	—	—	—	—	(22)
Stock-based compensation	—	—	4,092	—	—	—	—	53	4,145
Issuance of common stock pursuant to rights offering, net of financing costs	854	214	1,711	—	—	—	—	—	1,925
Issuance of convertible debt, net	—	—	(263)	—	—	—	—	—	(263)
Translation of foreign financial statements	—	—	—	—	—	—	11,836	—	11,836	11,836
Pension OCI amortization, net of tax	—	—	—	—	—	—	(9,135)	—	(9,135)	(9,135)

Balance at 9/30/2009*	73,663	18,415	438,438	421,992	12,466	(213,560)	28,170	(5,248)	688,207	21,409

Net income	—	—	—	9,592	—	—	—	—	9,592	9,592
Common stock issued for options exercised	54	13	329	—	—	—	—	—	342

(in thousands)	COMMON STOCK		CAPITAL IN EXCESS OF PAR VALUE	RETAINED EARNINGS	TREASURY SHARES		ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	DEFERRED ESOP COMPENSATION	Total	COMPREHENSIVE INCOME (LOSS)
	SHARES	PAR VALUE			SHARES	COST
Tax benefit from the exercise of stock options	—	—	325	—	—	—	—	—	325
Amortization of deferred compensation	—	—	—	—	—	—	—	744	744
Restricted stock awards granted, net	624	157	(627)	—	—	—	—	—	(470)
Issuance of convertible debt, net	—	—	13,694	—	—	—	—	—	13,694
ESOP distribution of common stock	—	—	266	—	—	—	—	—	266
Stock-based compensation	—	—	5,765	—	—	—	—	13	5,778
Issuance of common stock pursuant to acquisition	239	60	2,765	—	—	—	—	—	2,825
Translation of foreign financial statements	—	—	—	—	—	—	(9,677)	—	(9,677)	(9,677)
Pension OCI amortization, net of tax	—	—	—	—	—	—	(911)	—	(911)	(911)

Balance at 9/30/2010	74,580	$18,645	$460,955	$431,584	12,466	$(213,560)	$17,582	$(4,491)	$710,715	(996)

* See Adoption of New Accounting Pronouncements footnote.

The accompanying notes to consolidated financial statements are an integral part of these statements.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)

(Unless otherwise indicated, all references to years or year-end refer to Griffon’s fiscal period ending September 30)

NOTE 1—DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Griffon Corporation (the “Company” or “Griffon”), is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures. Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital to further diversify itself.

Headquartered in New York, N.Y., the Company was incorporated in New York in 1959, and was reincorporated in Delaware in 1970.

Griffon currently conducts its operations through three businesses: Telephonics Corporation, Home & Building Products and Clopay Plastic Products Company.

•

Telephonics Corporation (“Telephonics”) designs, develops and manufactures high-technology integrated information, communication and sensor system solutions to military and commercial markets worldwide.

•	Home & Building Products consists of two companies.

•

Clopay Building Products Company (“BPC”) is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

•

Ames True Temper, Inc. (“ATT”), which was acquired by Griffon on September 30, 2010, is a global provider of non-powered landscaping products that make work easier for homeowners and professionals. Due to the acquisition of ATT occurring on September 30, 2010 none of ATT’s 2010 results of operations were included in Griffon’s results.

•

Clopay Plastic Products Company (“Plastics”) is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial applications.

Consolidation

The consolidated financial statements include the accounts of Griffon Corporation and all subsidiaries (the “Company” or “Griffon”). Intercompany accounts and transactions have been eliminated in consolidation.

Earnings Per Share

Due to rounding, the sum of earnings per share of Continuing operations and Discontinued operations may not equal earnings per share of Net income.

Discontinued Operations—Installation Services

As a result of the downturn in the residential housing market, in 2008, Griffon exited substantially all of the operating activities of its Installation Services segment; this segment

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

sold, installed and serviced garage doors, garage door openers, fireplaces, floor coverings, cabinetry and a range of related building products primarily for the new residential housing market. Operating results of substantially the entire Installation Services segment have been reported as discontinued operations in the Consolidated Statements of Operations for all periods presented herein, and the segment is excluded from segment reporting.

Reclassifications and Adoption of New Accounting Guidance

Certain amounts in prior years have been reclassified to conform to the current year presentation.

The prior year Consolidated Balance Sheet and the prior years Consolidated Statements of Operations, Cash Flows, Shareholders’ Equity and Comprehensive Income reflect the adoption of the new accounting guidance for convertible debt (see Adoption of New Accounting Pronouncements footnote).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. These estimates may be adjusted due to changes in economic, industry or customer financial conditions, as well as, changes in technology or demand. Significant estimates include allowances for doubtful accounts receivable and returns, net realizable value of inventories, restructuring reserves, valuation of goodwill and intangible assets, pension assumptions, useful lives associated with depreciation and amortization of intangible and fixed assets, warranty reserves, sales incentive accruals, stock based compensation assumptions, income taxes and tax valuation reserves, environmental reserves, legal reserves, insurance reserves and the valuation of discontinued assets and liabilities, and the accompanying disclosures. These estimates are based on management’s best knowledge of current events and actions Griffon may undertake in the future. Actual results may ultimately differ from these estimates.

Cash and equivalents

Griffon considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash equivalents primarily consist of overnight commercial paper, highly-rated liquid money market funds backed by U.S. Treasury securities and U.S. Agency securities, as well as insured bank deposits. Griffon had cash in non-U.S. bank accounts of approximately $32,765 and $39,007 at September 30, 2010 and 2009, respectively. The majority of these amounts are covered by government insurance or backed by government securities. Griffon evaluates the financial stability of all institutions and funds that hold its cash and equivalents.

Fair value of financial instruments

In September 2006, the Financial Accounting Standards Board (“FASB”) issued new guidance, which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. For financial assets and liabilities, this statement, which was effective for Griffon on October 1, 2008, did not require any new fair value measurements. The adoption of this new guidance did not have a material impact on Griffon’s consolidated financial statements. In February

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

2008, the FASB delayed the effective date of the new guidance for Griffon to October 1, 2009, for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

In February 2007, the FASB issued new guidance to provide companies the option to report selected financial assets and liabilities at fair value. Upon adoption of this new guidance on October 1, 2008, Griffon did not elect the fair value option to report its financial assets and liabilities at fair value. Accordingly, the adoption of this new guidance did not have an impact on Griffon’s financial position or results of operations.

The carrying values of cash and equivalents, accounts receivable, accounts and notes payable and revolving credit debt approximate fair value due to either the short-term nature of such instruments or the fact that the interest rate of the revolving credit debt is based upon current market rates.

Griffon’s 2017 and 2023 4% convertible notes’ fair value was approximately $106,000 and $500 on September 30, 2010, respectively, which were based upon quoted market prices (level 1 inputs).

Items Measured at Fair Value on a Recurring Basis

Insurance contracts with a value of $4,621 and trading securities with a value of $4,133 at September 30, 2010, are measured and recorded at fair value based upon quoted prices in active markets for identical assets (level 1 inputs).

Non-U.S. currency translation

Assets and liabilities of non-U.S. subsidiaries, where the functional currency is not the U.S. dollar, have been translated at year-end exchange rates and profit and loss accounts have been translated using weighted average exchange rates. Adjustments resulting from currency translation have been recorded in the equity section of the balance sheet as cumulative translation adjustments. Assets and liabilities of an entity that are denominated in currencies other than an entity’s functional currency are remeasured into the functional currency using end of period exchange rates, or historical rates where applicable to certain balances. Gains and losses related to these remeasurements are recorded within the Statement of Operations as a component of Other income (expense).

Revenue recognition

Revenue is recognized when the following circumstances are satisfied: a) persuasive evidence of an arrangement exists, b) delivery has occurred, title is transferred or services are rendered, c) price is fixed and determinable and d) collectability is reasonably assured. Goods are sold on terms which transfer title and risk of loss at a specified location. Revenue recognition from product sales occurs when all factors are met, including transfer of title and risk of loss, which occurs either upon shipment or upon receipt by customers at the location specified in the terms of sale. Other than standard product warranty provisions, sales arrangements provide for no other significant post-shipment obligations. From time to time and for certain customers rebates and other sales incentives, promotional allowances or discounts are offered, typically related to customer purchase volume, all of which are fixed or determinable and are classified as a reduction of revenue and recorded at the time of sale. Griffon provides for sales returns allowances based upon historical returns experience.

Telephonics earns a substantial portion of its revenue as either a prime or subcontractor from contract awards with the U.S. Government, as well as non-U.S. governments and other

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

commercial customers. These formal contracts are typically long-term in nature, usually greater than one year. Revenue and profits from these long-term fixed price contracts are recognized under the percentage-of-completion method of accounting. Revenue and profits on fixed- price contracts that contain engineering as well as production requirements are recorded based on the ratio of total actual incurred costs to date to the total estimated costs for each contract (cost-to-cost method). Using the cost-to-cost method, revenue is recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by the total estimated contract revenue, less the cumulative revenue recognized in prior periods. The profit recorded on a contract using this method is equal to the current estimated total profit margin multiplied by the cumulative revenue recognized, less the amount of cumulative profit previously recorded for the contract in prior periods. As this method relies on the substantial use of estimates, these projections may be revised throughout the life of a contract. Components of this formula and ratio that may be estimated include gross profit margin and total costs at completion. The cost performance and estimates to complete on long-term contracts are reviewed, at a minimum, on a quarterly basis, as well as when information becomes available that would necessitate a review of the current estimate. Adjustments to estimates for a contract’s estimated costs at completion and estimated profit or loss often are required as experience is gained, and as more information is obtained, even though the scope of work required under the contract may or may not change, or if contract modifications occur. The impact of such adjustments or changes to estimates is made on a cumulative basis in the period when such information has become known. Gross profit is affected by a variety of factors, including the mix of products, systems and services, production efficiencies, price competition and general economic conditions.

Revenue and profits on cost-reimbursable type contracts are recognized as allowable costs are incurred on the contract, at an amount equal to the allowable costs plus the estimated profit on those costs. The estimated profit on a cost-reimbursable contract may be fixed or variable based on the contractual fee arrangement. Incentive and award fees on these contracts are recorded as revenue when the criteria under which they are earned are reasonably assured of being met and can be estimated.

For contracts whose anticipated total costs exceed the total expected revenue, an estimated loss is recognized in the period when identifiable. A provision for the entire amount of the estimated loss is recorded on a cumulative basis.

Amounts representing contract change orders or claims are included in revenue only when they can be reliably estimated and their realization is probable, and are determined on a percentage-of-completion basis measured by the cost-to-cost method.

Accounts receivable, allowance for doubtful accounts and concentrations of credit risk

Accounts receivable is composed principally of trade accounts receivable that arise primarily from the sale of goods or services on account and is stated at historical cost. A substantial portion of Griffon’s trade receivables are from customers of Home & Building Products whose financial condition is dependent on the construction and related retail sectors of the economy. In addition, a significant portion of Griffon’s trade receivables are from one Plastics customer, P&G, whose financial condition is dependent on the consumer products and related sectors of the economy. Telephonics sells its products to domestic and international government agencies, as well as commercial customers. Griffon performs continuing evaluations of the financial condition of its customers, and although Griffon generally does not require collateral, letters of credit may be required from customers in certain circumstances.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

Trade receivables are recorded at the stated amount, less allowance for doubtful accounts and, when appropriate, for customer program reserves and cash discounts. The allowance represents estimated uncollectible receivables associated with potential customer defaults on contractual obligations (usually due to customers’ potential insolvency). The allowance for doubtful accounts includes amounts for certain customers where a risk of default has been specifically identified, as well as an amount for customer defaults based on a formula when it is determined the risk of some default is probable and estimable, but cannot yet be associated with specific customers. The provision related to the allowance for doubtful accounts was recorded in Selling, general and administrative expenses.

Customer program reserves and cash discounts are netted against accounts receivable when it is customer practice to reduce invoices for these amounts. The amount netted against accounts receivable in 2010 was $11,827.

Contract costs and recognized income not yet billed

Contract costs and recognized income not yet billed consists of amounts accounted for under the percentage of completion method of accounting, recoverable costs and accrued profit that cannot yet be invoiced under the terms of certain long-term contracts. Amounts will be invoiced when applicable contract terms such as the achievement of specified milestones or product delivery, are met.

Inventories

Inventories, stated at the lower of cost (first-in, first-out or average) or market, include material, labor and manufacturing overhead costs.

Griffon’s businesses typically do not require inventory that is susceptible to becoming obsolete or dated. In general, Telephonics sells products in connection with programs authorized and approved under contracts awarded by the U.S. Government or agencies thereof, either as prime or subcontractor, and in accordance with customer specifications. Plastics primarily produces fabricated materials used by customers in the production of their products and these materials are produced against orders by those customers. Home & Building Products produces doors and non-powered lawn and garden tools in response to orders from customers of retailers and dealers.

Property, plant and equipment

Property, plant and equipment includes the historical cost of land, buildings, equipment and significant improvements to existing plant and equipment. Expenditures for maintenance, repairs and minor renewals are expensed as incurred. When property or equipment is sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts and the gain or loss is realized in income.

Depreciation expense, which includes amortization of assets under capital leases, was $38,456, $40,919 and $42,061 for the years ended September 30, 2010, 2009 and 2008, respectively, and was calculated on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives for property, plant and equipment are as follows: buildings and building improvements, 25 to 40 years; machinery and equipment, 2 to 15 years and leasehold improvements, over the term of the lease or life of the improvement, whichever is shorter.

Capitalized interest costs included in property, plant and equipment were $303, $331 and $511 for the years ended September 30, 2010, 2009 and 2008, respectively. The original cost

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

of fully-depreciated property, plant and equipment remaining in use at September 30, 2010 was approximately $155,000.

Goodwill and indefinite-lived intangibles

Goodwill is the excess of the acquisition cost of a business over the fair value of the identifiable net assets acquired. Goodwill is not amortized, but is subject to an annual impairment test unless during an interim period, impairment indicators, such as a significant change in the business climate, exist.

Griffon performs its annual impairment testing of goodwill in September. The performance of the test involves a two-step process. The first step involves comparing the fair value of Griffon’s reporting units with the reporting unit’s carrying amount, including goodwill. Griffon generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the present value of expected future cash flows. This method uses Griffon’s own market assumptions. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, Griffon performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.

Griffon defines its reporting units as its three segments.

Griffon used five year projections and a 3% terminal value to which discount rates between 11.75% and 12.50% were applied to calculate each unit’s fair value. To substantiate the fair values derived from the income approach methodology of valuation, the implied fair value was reconciled to Griffon’s market capitalization, the results of which supported the implied fair values. Any changes in key assumptions or management judgment with respect to a reporting unit or its prospects, which may result from a decline in Griffon’s stock price, a change in market conditions, market trends, interest rates or other factors outside Griffon’s control, or significant underperformance relative to historical or project future operating results, could result in a significantly different estimate of the fair value of the reporting units, which could result in a future impairment charge.

In 2008, based on the results of the annual goodwill impairment testing, all of the goodwill of BPC was written down due to impairment resulting in a charge of $12,900. In 2010 and 2009, all reporting units passed step one, and therefore step two was not performed.

Similar to Goodwill, Griffon tests indefinite-lived intangible assets at least annually unless indicators of impairment exist. Griffon uses a discounted cash flow method to calculate and compare the fair value of the intangible to its book value. This method uses Griffon’s own market assumptions which are reasonable and supportable. If the fair value is less than the book value of the indefinite-lived intangibles, an impairment charge would be recognized. There was no impairment related to any indefinite-lived intangible assets in 2010, 2009 or 2008.

Definite-lived long-lived assets

Amortizable intangible assets are carried at cost less accumulated amortization. For financial reporting purposes, definite lived intangible assets are amortized on a straight-line basis over their useful lives, generally eight to twenty-five years. Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

undiscounted future cash flows resulting from the use of the asset and its eventual disposition.

The goodwill impairment in 2008 was deemed an indicator of potential impairment of the definite-lived long-lived assets of BPC. As a result, these assets were tested as a group for impairment in 2008, and again in 2010 and 2009. For both periods, the future undiscounted cash flows expected to be generated from the use of these assets were substantially greater than the carrying value of the assets, and as such, there was no impairment.

Income taxes

Income taxes are accounted for under the liability method. Deferred taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. The carrying value of Griffon’s deferred tax assets is dependent upon Griffon’s ability to generate sufficient future taxable income in certain tax jurisdictions. Should Griffon determine that it is more likely than not that some portion of the deferred tax assets will not be realized, a valuation allowance against the deferred tax assets would be established in the period such determination was made.

Effective October 1, 2007, Griffon adopted FASB guidance which prescribes the way companies are to account for uncertainty in income tax reporting, and prescribes methodology for recognizing, reversing and measuring the tax benefits of a tax position expected to be taken, in a tax return. Griffon provides for uncertain tax positions and any related interest and penalties based upon Management’s assessment of whether a tax benefit is more likely than not of being sustained upon examination by tax authorities. At September 30, 2010 Griffon believes that it has appropriately accounted for all unrecognized tax benefits. As a result of adopting this new guidance effective October 1, 2007, Griffon recorded a $4,669 increase to reserves as a “cumulative effect” decrease to opening retained earnings. As of September 30, 2010, 2009 and 2008, Griffon has recorded unrecognized tax benefits in the amount of $11,764, $8,138 and $11,634, respectively. Accrued interest and penalties related to income tax matters are recorded in the provision for income taxes.

Research and development costs, shipping and handling costs and advertising costs

Research and development costs not recoverable under contractual arrangements are charged to selling, general and administrative expense as incurred and amounted to $21,400, $17,800 and $17,500 in 2010, 2009 and 2008, respectively.

Selling, general and administrative expenses include shipping and handling costs of $32,100 in 2010, $30,500 in 2009 and $37,700 in 2008 and advertising costs, which are expensed as incurred, of $14,700 in 2010, $15,200 in 2009 and $17,800 in 2008.

Risk, Retention and Insurance

Griffon’s property and casualty insurance programs contain various deductibles that, based on Griffon’s experience, are typical and customary for a company of its size and risk profile. Griffon generally maintains deductibles for claims and liabilities related primarily to workers’ compensation, health and welfare claims, general commercial, product and automobile liability and property damage, and business interruption resulting from certain events. Griffon does not consider any of the deductibles to represent a material risk to Griffon. Griffon accrues for claim exposures that are probable of occurrence and can be reasonably estimated. Insurance is maintained to transfer risk beyond the level of self-retention and provides protection on both an individual claim and annual aggregate basis.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

In the U.S., Griffon currently self-assumes its product and commercial general liability claims up to $500 per occurrence, its workers’ compensation claims up to $350 per occurrence, and automobile liability claims up to $250 per occurrence. Third-party insurance provides primary level coverage in excess of these deductible amounts up to certain specified limits. In addition, Griffon has excess liability insurance from third-party insurers on both an aggregate and an individual occurrence basis substantially in excess of the limits of the primary coverage.

Griffon has local insurance coverage in Germany, Brazil, Ireland, Australia and China which is subject to reasonable deductibles. Griffon has worldwide excess coverage above these local programs.

Pension Benefits

Griffon sponsors defined benefit pension plans for certain employees and retired employees. Annual amounts relating to these plans are recorded based on actuarial projections, which include various actuarial assumptions, including discount rates, assumed rates of return, compensation increases and turnover rates. The actuarial assumptions used to determine pension liabilities and assets, as well as pension expense, are reviewed on an annual basis when modifications to assumptions are made based on current economic conditions and trends. The expected return on plan assets is determined based on the nature of the plans’ investments and expectations for long-term rates of return. The discount rate used to measure obligations is based on a corporate bond spot-rate yield curve that matches projected future benefit payments with the appropriate spot rate applicable to the timing of the projected future benefit payments. The assumptions utilized in recording Griffon’s obligations under the defined benefit pension plans are believed to be reasonable based on experience and advice from independent actuaries; however, differences in actual experience or changes in the assumptions may materially affect Griffon’s financial position or results of operations.

The qualified defined benefit plan has been frozen to new entrants since December 2000. Certain employees who were part of the plan prior to December 2000 continue to accrue a service benefit through December 2010, at which time all plan participants will stop accruing service benefits.

Newly issued but not yet effective accounting pronouncements

In October 2009, the FASB issued new guidance on accounting for multiple-deliverable arrangements to enable vendors to account for products and services separately rather than as a combined unit. The guidance addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. The new guidance will be effective as of the beginning of the annual reporting period commencing after June 15, 2010, and will be adopted by Griffon as of October 1, 2010. Early adoption is permitted. Griffon is evaluating the potential impact, if any, of the adoption of the new guidance on its consolidated financial statements.

Recently issued effective accounting pronouncements

In December 2007, the FASB issued new accounting guidance related to the accounting for business combinations. The purpose of the new guidance is to better represent the economic value of a business combination transaction. The new guidance retains the fundamental requirement of existing guidance where the acquisition method of accounting is to be used for all business combinations and for an acquirer to be identified for each

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

business combination. In general the new guidance: 1) broadens the existing guidance by extending its applicability to all events where one entity obtains control over one or more businesses; 2) broadens the use of the fair value measurements used to recognize the assets acquired and liabilities assumed; 3) changes the accounting for acquisition related fees and restructuring costs incurred in connection with an acquisition; and 4) increases required disclosures. The new guidance was effective for Griffon for any business combinations that occur after October 1, 2009, and impacts the way in which business combinations are accounted for. Griffon applied this new guidance for the acquisition of ATT.

In December 2007, the FASB issued new accounting guidance related to the accounting for noncontrolling interests in consolidated financial statements. The new guidance was issued to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way, that is, as equity in the consolidated financial statements. Moreover, the new guidance eliminates the diversity then existing in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. This new guidance was effective for Griffon as of October 1, 2009 and the adoption had no material effect on Griffon’s consolidated financial statements.

In December 2008, the FASB issued authoritative guidance to require employers to provide additional disclosures about plan assets of a defined benefit pension or other post-retirement plan. These disclosures should principally include information detailing investment policies and strategies, the major categories of plan assets, the inputs and valuation techniques used to measure the fair value of plan assets and an understanding of significant concentrations of risk within plan assets. While earlier application of this guidance is permitted, the required disclosures shall be provided for fiscal years ending after December 15, 2009. Upon initial application, this guidance is not required to be applied to earlier periods that are presented for comparative purposes. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued new guidance, which enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: 1) an entity uses derivative instruments; 2) derivative instruments and related hedged items are accounted for; and 3) derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This new guidance was effective for Griffon as of October 1, 2009 and the adoption had no material effect on Griffon’s consolidated financial statements.

In April 2008, the FASB issued new guidance, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset, and requires enhanced related disclosures. The new guidance must be applied prospectively to all intangible assets acquired as of and subsequent to years beginning after December 15, 2008, which for Griffon was the fiscal year beginning October 1, 2009. The adoption of the new guidance was applied for the valuation of the intangibles for the ATT acquisition.

NOTE 2 — ACQUISITION

On September 30, 2010, Griffon purchased all of the outstanding stock of CHATT Holdings, Inc. (“ATT Holdings”), the parent of ATT, on a cash and debt-free basis, for $542,000 in cash, subject to certain adjustments (the “Purchase Price”). ATT is a global provider of non- powered lawn and garden tools, wheelbarrows, and other outdoor work products to the retail and professional markets. ATT’s brands include Ames®, True Temper®, Ames True Temper®, Garant®, Union Tools®, Razor-back®, Jackson®, Hound Dog® and

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

Dynamic DesignTM. ATT’s brands hold the number one or number two market position in their respective major product categories. The acquisition of ATT expands Griffon’s position in the home and building products market and provides Griffon the opportunity to recognize synergies with its other businesses.

In connection with the ATT acquisition, Clopay Ames True Temper Holding Corp. (“Clopay Ames”), a subsidiary of Griffon, entered into a $375,000 secured term loan facility (“Term Loan”) and a new $125,000 Asset Based Lending Agreement (“New ABL”). The acquisition, including all related transaction costs, was funded by proceeds of the Term Loan, $25,000 drawn under the New ABL, and $168,000 of Griffon cash. ATT’s previous outstanding debt has been defeased in connection with the acquisition. Following the ATT transaction, Griffon holds consolidated cash balances of $169,802 at September 30, 2010.

The purchase of ATT occurred on September 30, 2010. Accordingly, ATT’s results of operations are not included in the Griffon consolidated statements of operations or cash flows, or footnotes relating thereto for any year presented, except where explicitly stated as pro-forma results. The Griffon consolidated balance sheet at September 30, 2010 and related notes thereto include ATT’s balances at that date.

The accounts of the acquired company, after adjustments to reflect fair market values assigned to assets and liabilities, have been included in the consolidated financial statements from the date of acquisition.

Griffon is in the process of finalizing the adjustment to the purchase price, if any, primarily related to a working capital adjustment as required by the stock purchase agreement; accordingly, management has used their best estimate in the initial purchase price allocation as of the date of these financial statements.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of the acquisition and the amounts assigned to goodwill and intangible asset classifications:

2010
Current assets, net of cash acquired	$195,214
PP&E	72,918
Goodwill	261,064
Intangibles	203,290
Other assets	1,124

Total assets acquired	733,610
Total liabilities assumed	(191,610)

Net assets acquired	$542,000

The amounts assigned to goodwill and major intangible asset classifications by segment for the acquisition are as follows:

	2010	Amortization Period (Years)
Goodwill (non-deductible)	$261,064	N/A
Tradenames (non-deductible)	76,090	Indefinite
Customer relationships	127,200	25

	$464,354

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

Pro Forma Information

The following unaudited pro forma information illustrates the effect on Griffon’s revenue and net earnings for the twelve-month period ended September 30, 2010, assuming that the acquisition had taken place on October 1, 2008.

	Years Ended September 30,
	2010	2009
Revenue from continuing operations:
As reported	$1,293,996	$1,194,050
Pro forma	1,737,631	1,659,524
Net earnings from continuing operations:
As reported	$9,504	$17,918
Pro forma	16,885	22,690
Diluted earnings per share from continuing operations:
As reported	$0.16	$0.30
Pro forma	0.28	0.38
Average shares—Diluted	59,993	59,002

These proforma results of operations have been prepared for comparative purposes only and include certain adjustments to actual financial results for the period presented, such as imputed financing costs, and estimated additional amortization and depreciation expense as a result of intangibles and fixed assets acquired, measured at fair value. They do not purport to be indicative of the results of operations that actually would have resulted had the acquisition occurred on the date indicated or that may result in the future.

For the years ended September 30, 2010 and 2009, pro forma Net earning from continuing operations included $3,284 and $3,431, respectively, of management fees from ATT’s prior owner. For the year ended September 30, 2010, pro forma Net earnings from continuing operations included $17,791 of costs incurred by ATT and Griffon in connection with Griffon’s acquisition of ATT.

NOTE 3—ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

Retrospective Adjustment for Adoption of Convertible Debt Guidance

In May 2008, the FASB issued new guidance to clarify that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) must be separately accounted for in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized. This guidance, which is applicable to Griffon’s 4% convertible subordinated notes due 2023 issued in 2003 (the “2023 Notes”) and 4% convertible subordinated notes due 2017 issued in December 2009 (the “2017 Notes”), became effective for Griffon as of October 1, 2009 and is implemented retrospectively, as required, for the 2023 Notes. For more information, see the Long-Term Debt footnote.

At September 30, 2010, the 2023 Notes had an outstanding balance of $532, with no unamortized discount or capital in excess of par value component balance as substantially all of these notes were put to Griffon in July 2010. At September 30, 2009, the 2023 Notes had an outstanding balance of $79,380, an unamortized discount balance of $2,820, a net carrying value of $76,560 and a capital in excess of par value component balance, net of tax, of $18,094. The stock price was below the conversion price for all periods presented. Griffon used 8.5% as the nonconvertible debt borrowing rate to discount the 2023 Notes. For more information, see the Long-Term Debt footnote.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

For the 2023 Notes, the effective interest rate and interest expense was as follows:

	Years Ended Ended September 30,
	2010	2009	2008
Effective interest rate	9.4%	9.0%	8.9%
Interest expense related to the coupon	$1,998	$3,472	$5,200
Amortization of the discount	2,105	3,576	4,720
Amortization of deferred issuance costs	217	530	601

Total interest expense on the 2023 Notes	$4,320	$7,578	$10,521

The cumulative effect of the adjustments prior to September 30, 2009 was recognized in the September 30, 2009 balance sheet as follows:

	As of September 30, 2009
	Reported	As Adjusted
Other Assets	$30,648	$29,132
All other assets	1,114,759	1,114,759

Total Assets	$1,145,407	$1,143,891

Notes payable & current portion of LT debt	$81,410	$78,590
Long-term debt	98,394	98,394
All other liabilities	278,700	278,700

Total liabilities	458,504	455,684
Capital in excess of par value	420,749	438,843
Retained earnings	438,782	421,992
All other shareholders’ equity	(172,628)	(172,628)

Total Shareholders’ Equity	686,903	688,207

Total Liabilities and shareholders’ equity	$1,145,407	$1,143,891

The prior year statements of operations have been adjusted as follows:

	September 30, 2009		September 30, 2008
	Reported	As adjusted	Reported	As adjusted
Income from operations	$25,147	$25,147	$12,044	$12,044
Other income (expense)
Interest expense	(9,562)	(13,091)	(12,345)	(16,909)
Interest income	1,539	1,539	1,970	1,970
Gain from debt extinguishment, net	7,360	4,488	—	—
Other, net	1,522	1,522	2,713	2,713

Total other income (expense)	859	(5,542)	(7,662)	(12,226)
Income (loss) before taxes and discontinued operations	26,006	19,605	4,382	(182)
Provision for income taxes	4,005	1,687	4,294	2,651

Income (loss) from continuing operations	22,001	17,918	88	(2,833)
Income (loss) from discontinued operations	790	790	(40,591)	(40,591)

Net income (loss)	$22,791	$18,708	$(40,503)	$(43,424)

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

	September 30, 2009		September 30, 2008
	Reported	As adjusted	Reported	As adjusted
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.37	$0.31	$0.00	$(0.09)
Income (loss) from discontinued operations	0.01	0.01	(1.24)	(1.24)
Net income (loss)	0.39	0.32	(1.24)	(1.33)

Weighted average shares outstanding	58,699	58,699	32,667	32,667

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.37	$0.30	$0.00	$(0.09)
Income (loss) from discontinued operations	0.01	0.01	(1.24)	(1.24)
Net income (loss)	0.39	0.32	(1.24)	(1.32)

Weighted average shares outstanding	59,002	59,002	32,836	32,836

On December 21, 2009, Griffon issued $100,000 aggregate principal amount of the 2017 Notes. Griffon used 8.75% as the nonconvertible debt-borrowing rate to discount the 2017 Notes and will amortize the debt discount through January 2017. On the date of issuance, the debt component of the 2017 Notes was $75,437 and the debt discount was $24,563. At September 30, 2010, the 2017 Notes had an outstanding balance of $100,000, an unamortized discount balance of $22,525, a net carrying value of $77,475 and a capital in excess of par component balance, net of tax, of $15,720.

For the 2017 Notes, the effective interest rate and interest expense was as follows:

Year Ended September 30, 2010
Effective interest rate	9.1%
Interest expense related to the coupon	$3,100
Amortization of the discount	2,037
Amortization of deferred issuance costs	323

Total interest expense on the 2017 Notes	$5,460

NOTE 4—INVENTORIES

The following table details the components of inventory:

	At September 30, 2010	At September 30, 2009
Raw materials and supplies	$64,933	$38,943
Work in process	69,107	66,741
Finished goods	134,761	33,486

Total	$268,801	$139,170

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

NOTE 5—PROPERTY, PLANT AND EQUIPMENT

The following table details the components of property, plant and equipment, net:

	At September 30, 2010	At September 30, 2009
Land, building and building improvements	$126,785	$110,617
Machinery and equipment	498,017	423,742
Leasehold improvements	33,455	23,390

	658,257	557,749
Accumulated depreciation and amortization	(343,331)	(321,730)

Total	$314,926	$236,019

NOTE 6—GOODWILL AND OTHER INTANGIBLES

The following table provides changes in carrying value of goodwill by segment through the year ended September 30, 2010:

	At September 30, 2008	Other adjustments including currency translations	At September 30, 2009	Goodwill from 2010 acquisitions	Other adjustments including currency translations	At September 30, 2010
Telephonics	$18,545	$—	$18,545	$—	$—	$18,545
Home & Building Products	—	—	—	261,064	—	261,064
Clopay Plastic Products	75,237	3,875	79,112	—	(1,500)	77,612

Total	$93,782	$3,875	$97,657	$261,064	$(1,500)	$357,221

The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset:

	At September 30, 2010		Average Life (Years)	At September 30, 2009
	Gross Carrying Amount	Accumulated Amortization		Gross Carrying Amount	Accumulated Amortization
Customer relationships	$155,798	$6,477	25	$30,650	$5,628
Unpatented technology	8,154	1,144	12	2,990	349

Total amortizable intangible assets	163,952	7,621	24	33,640	5,977
Trademark	76,680	—		590	—
Unpatented technology	—	—		5,958	—

Total intangible assets	$240,632	$7,621		$40,188	$5,977

An unpatented intangible assets with a gross carrying value of $5,958 at October 1, 2009 was reclassified from indefinite lived to amortizable, as information became available that allowed a useful life to be determined; the intangible asset is being amortized over 10 years, its estimated useful life, with effect from October 1, 2009.

Amortization expense for intangible assets subject to amortization was $1,987, $1,427 and $1,574 for the years ended September 30, 2010, 2009 and 2008, respectively. Amortization expense for each of the next five years, based on current intangible balances and classifications, is estimated as follows: 2011—$6,454; 2012—$6,419; 2013—$6,412; 2014—$6,405 and 2015—$6,405.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

NOTE 7—DISCONTINUED OPERATIONS

As a result of the downturn in the residential housing market and the impact on the Installation Services segment, Griffon’s management originally initiated a plan during 2008 to exit certain markets within the Installation Services segment through the sale or disposition of business units. As part of the decision to exit certain markets, Griffon closed three units of the Installation Services segment in 2008.

Subsequently, Griffon’s Board of Directors approved a plan to exit all other operating activities of the Installation Services segment in 2008, with the exception of two units which were merged into BPC. As part of this plan, Griffon closed one additional unit during the third quarter of 2008, sold nine units to one buyer in the third quarter of 2008 and sold its two remaining units in Phoenix and Las Vegas in the fourth quarter of 2008. The plan met the criteria for discontinued operations classification in accordance with GAAP. Operating results of substantially all of the Installation Services segment have been reported as discontinued operations in the consolidated statements of operations for all periods presented and the Installation Services segment is excluded from segment reporting.

The following amounts related to the Installation Services segment have been segregated from Griffon’s continuing operations and are reported as assets and liabilities of discontinued operations in the consolidated balance sheets:

	At September 30, 2010		At September 30, 2009
	Current	Long-term	Current	Long-term
Assets of discontinued operations:
Prepaid and other current assets	$1,079	$—	$1,576	$—
Other long-term assets	—	5,803	—	5,877

Total assets of discontinued operations	$1,079	$5,803	$1,576	$5,877

Liabilities of discontinued operations:
Accounts payable	$8	$—	$13	$—
Accrued liabilities	4,281	—	4,919	—
Other long-term liabilities	—	8,446	—	8,784

Total liabilities of discontinued operations	$4,289	$8,446	$4,932	$8,784

Installation Services’ revenue was $109,400 for 2008. There was no reported revenue in 2010 and 2009. Disposal costs related to the Installation Services segment of $43,100 were included in discontinued operations in 2008.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

NOTE 8—ACCRUED LIABILITIES

The following table details the components of accrued liabilities:

	At September 30, 2010	At September 30, 2009
Compensation	$54,136	$31,088
Income and other taxes	16,347	5,738
Insurance	10,717	5,024
Warranties and rebates	8,184	7,040
Interest	6,099	872
Deferred income taxes	4,719	—
Professional fees	4,139	1,463
Rent, utilities and freight	3,210	430
Marketing and advertising	1,551	1,589
Other	15,598	7,876

Total	$124,700	$61,120

NOTE 9—RESTRUCTURING AND OTHER RELATED CHARGES

As part of its cost structure review, in June 2009, Griffon announced plans to consolidate facilities in BPC. These actions are scheduled to be completed in early calendar 2011, consistent with the plan. BPC estimates it will incur pre-tax exit and restructuring costs approximating $11,000, substantially all of which will be cash charges; charges include $2,000 for one-time termination benefits and other personnel costs, $1,000 for excess facilities and related costs, and $8,000 for other exit costs, primarily in connection with production realignment. BPC expects approximately $11,000 in capital expenditures in order to effectuate the restructuring plan. BPC spent $4,180 and $7,300 in 2010 for the restructuring plan and related capital expenditures, respectively, and since inception through September 30, 2010, has spent $5,420 and $9,300 of restructuring and related capital expenditures to-date for the plan, respectively.

In the latter part of 2007, as a result of the downturn in the residential housing market and the impact on BPC, a plan, which was substantially completed in 2008, was initiated to restructure operations. This plan included charges for workforce reductions, closure or consolidation of excess facilities and other costs for the closure and relocation of its Tempe, AZ manufacturing facility to Troy, OH.

A summary of the restructuring and other related charges included in the line item “Restructuring and other related charges” in the Consolidated Statements of Operations recognized for 2008, 2009 and 2010 were as follows:

	Workforce Reduction	Facilities & Exit Costs	Other Related Costs	Total
Amounts incurred in:
Year ended September 30, 2008	$647	$(11)	$1,974	$2,610
Year ended September 30, 2009	$207	$672	$361	$1,240
Year ended September 30, 2010	$602	$2,549	$1,029	$4,180

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

The activity in the restructuring accrual recorded in accrued liabilities consisted of the following:

	Workforce Reduction	Facilities & Exit Costs	Other Related Costs	Total
Accrued liability at September 30, 2008	$—	$231	$—	$231
Charges	207	672	361	1,240
Payments	—	(903)	(361)	(1,264)
Accrued liability at September 30, 2009	207	—	—	207
Charges	602	2,549	1,029	4,180
Payments	(213)	(2,549)	(1,029)	(3,791)

Accrued liability at September 30, 2010	$596	$—	$—	$596

NOTE 10—WARRANTY LIABILITY

Telephonics offers warranties against product defects for periods ranging from six months to three years, with certain products having a limited lifetime warranty, depending on the specific product and terms of the customer purchase agreement. Typical warranties require Telephonics to repair or replace the defective products during the warranty period at no cost to the customer. At the time revenue is recognized, Home & Building Products records a liability for warranty costs, estimated based on historical experience and periodically assesses its warranty obligations and adjusts the liability as necessary. ATT offers an express limited warranty for a period of ninety days on all products unless otherwise stated on the product or packaging from the date of original purchase.

Changes in Griffon’s warranty liability, included in Accrued liabilities, were as follows:

	Years Ended September 30,
	2010	2009
Balance, beginning of fiscal year	$5,707	$5,328

Warranties issued and charges in estimated pre-existing warranties	4,194	5,968
Actual warranty costs incurred	(4,005)	(5,589)

Balance, end of fiscal period	$5,896	$5,707

NOTE 11—NOTES PAYABLE, CAPITALIZED LEASES AND LONG-TERM DEBT

The present value of the net minimum payments on capitalized leases as of September 30, 2010 is as follows:

At September 30, 2010
Total minimum lease payments	$16,459
Less amount representing interest	(3,790)

Present value of net minimum lease payments	12,669
Current Portion	(1,038)

Capitalized lease obligation, less current portion	$11,631

Minimum payments under current capital leases for the next five years are as follows: $1,663 in 2011, $1,553 in 2012, $1,514 in 2013, $1,493 in 2014 and $1,471 in 2015.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

Included in the consolidated balance sheet at September 30, 2010 under property, plant and equipment are cost and accumulated depreciation subject to capitalized leases of $10,046 and $647, respectively, and included in other assets are restricted cash and deferred interest charges of $4,629 and $283, respectively. At September 30, 2009, the amounts subject to capitalized leases were $10,450 and $1,268, respectively, and included in other assets were restricted cash and deferred interest charges of $4,629 and $308, respectively. The capitalized leases carry interest rates from 5.00% to 10.10% and mature from 2011 through 2022.

In October 2006, a subsidiary of Griffon entered into a capital lease totaling $14,290 for real estate it occupies in Troy, Ohio. Approximately $10,000 was used to acquire the building and the remaining amount is restricted for improvements. The lease matures in 2021, bears interest at a fixed rate of 5.1%, is secured by a mortgage on the real estate and is guaranteed by Griffon.

Debt at September 30 2010 and 2009 consisted of the following:

	At September 30,
	2010	2009
Term loan (A)	$375,000	$—
Debt discount on term loan	(7,500)	—
4% convertible subordinated debt due 2017 (D)	100,000	—
Debt discount on 4% convertible subordinated debt	(22,525)	—
Note payable to banks—revolving credit (C)	30,000	38,000
Asset based lending (B)	25,000	35,925
Debt discount on asset based lending	(625)	—
Capital lease—real estate	12,182	12,978
Real estate mortgages	7,287	7,746
ESOP loan (F)	5,000	5,625
4% convertible subordinated debt due 2023 (E)	532	79,380
Debt discount on 4% convertible subordinated debt	—	(2,820)
Capital lease—equipment	485	150

Total debt	524,836	176,984
less: Current portion	(20,901)	(78,590)

Long-term debt	$503,935	$98,394

Minimum payments under debt agreements for the next five years are as follows: $20,901 in 2011, $27,762 in 2012, $50,581 in 2013, $20,097 in 2014 and $45,147 in 2015.

(A) On September 30, 2010, Griffon purchased all of the outstanding stock of ATT Holdings, the parent of ATT, on a cash and debt-free basis, for $542,000 in cash, subject to certain adjustments. In connection with the ATT acquisition, Clopay Ames entered into the $375,000 secured Term Loan and the $125,000 New ABL. The acquisition, including all related transaction costs, was funded by proceeds of the Term Loan, $25,000 drawn under the New ABL, and $168,000 of Griffon cash. ATT’s previous outstanding debt was defeased in connection with the acquisition.

The Borrower has the option to select interest rates in respect of the loans under the Term Loan agreement based upon either the Base Rate or the Adjusted Eurodollar Rate (each as defined in the Term Loan agreement). Interest on outstanding loans accrues at a rate of 6.00% per annum above the Adjusted Eurodollar Rate, subject to a Eurodollar floor of 1.75%, or 5.00% per annum above the Base Rate.

Borrowings under the Term Loan agreement are guaranteed by Clopay Ames True Temper LLC (“Clopay LLC”), the parent of Clopay Ames, and certain material domestic

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

subsidiaries of the Borrower (collectively, the “Term Loan Guarantors”). All obligations under the Term Loan agreement are secured by a first-priority security interest in substantially all of the Borrower’s assets and substantially all of the assets of the Term Loan Guarantors other than inventory, accounts receivable and cash of the Borrower and the Term Loan Guarantors, which collateralizes borrowings under an ABL Credit Agreement (as defined below) on a first-priority basis and borrowings under the Term Loan agreement on a second-priority basis.

The Term Loan agreement contains customary affirmative and negative covenants, including without limitation, restrictions on the following: indebtedness, liens, investments, asset dispositions, certain restricted payments, payment in respect of certain indebtedness, fundamental changes and certain acquisitions, changes in the nature of the business conducted, affiliate transactions, limitations on subsidiary distributions, modifications of constituent documents and debt agreements, capital expenditures, equity issuances and sale/leasebacks.

Under the Term Loan agreement, the Borrower is required to maintain a certain minimum interest coverage ratio, defined as the ratio of EBIDTA to interest expense, which increases over time. The Borrower is also required to keep its leverage ratio below a certain level, defined as the ratio of total debt to EBIDTA, which level decreases over time.

Fees and expenses for the term loan of $9,800 were capitalized in Other assets and an original issuer discount (“OID”) of $7,500 was recorded as a reduction of Long-term debt, both will amortize into interest expense over the 6 year life of the loan.

At September 30, 2010, Griffon was in compliance with the terms and covenants of the Term Loan agreement and expects to remain in compliance for the reasonably foreseeable future. Further, the covenants within the Term Loan agreement do not materially affect Griffon’s ability to undertake additional debt or equity financing for Griffon, the parent company, as the Term Loan agreement is at the subsidiary level and not guaranteed by Griffon. The debt balance under the Term Loan agreement approximates fair value, as the interest rate is indexed to current market rates.

(B) In addition to the Term Loan agreement, on September 30, 2010, the Borrower entered into the New ABL with JPMorgan Chase Bank, N.A. as administrative agent. The New ABL replaces the credit agreement, dated as of June 24, 2008, by BPC and Plastics. A $1,111 charge to write-off previously capitalized financing costs related to the replaced credit agreement was recorded in September, 2010.

The New ABL provides for a revolving credit facility in an aggregate principal amount equal to $125,000 (subject to customary borrowing base limitations) which includes a swingline facility with a sublimit of $12,500 and a letter of credit facility with a sublimit of $25,000. Borrowings under the New ABL mature on September 30, 2015. Loans under the New ABL may be repaid and reborrowed from time to time.

The Borrower has the option to select interest rates in respect of the loans under the New ABL based upon either the Alternative Base Rate or the Adjusted LIBO Rate (each as defined in the New ABL). Depending upon availability under the New ABL, interest on borrowings accrues at rates ranging from 1.25% to 1.75% per annum above the Alternative Base Rate or 2.25% to 2.75% per annum above the Adjusted LIBO Rate.

Borrowings under the New ABL are guaranteed by Clopay LLC and certain material domestic subsidiaries of the Borrower and are secured by a first-priority security interest on inventory, accounts receivable and cash of the Borrower, and a second-priority security interest on substantially all of the other assets of such entities.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

The New ABL contains customary affirmative and negative covenants, including without limitation, restrictions on the following: indebtedness, liens, investments, asset dispositions, certain restricted payments, payment in respect of certain indebtedness, fundamental changes and certain acquisitions, changes in the nature of the business conducted, affiliate transactions, limitations on subsidiary distributions, modifications of constituent documents and debt agreements, equity issuances and sale/leasebacks.

The New ABL contains customary events of default, including without limitation, failure to make certain payments when due, materially incorrect representations and warranties, breach of covenants, events of bankruptcy, default on other indebtedness, changes in control with respect to Griffon and certain of its subsidiaries, and the failure of any of the loan documents to remain in full force and effect.

Fees and expenses for the New ABL of $3,400 were capitalized in Other assets and an original issuer discount (“OID”) of $625 was recorded as a reduction of Long-term debt, both will amortize into interest expense over the 5 year life of the facility.

In June 2008, BPC and Plastics entered into a credit agreement for their domestic operations with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the lenders agreed to provide a five-year, senior secured revolving credit facility of $100,000 (the “CCA”). At September 30, 2010 the outstanding balance was paid in connection with the acquisition of ATT described above. At September 30, 2009, $35,925 was outstanding under the CCA.

(C) In March 2008, Telephonics entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the lenders agreed to provide a five-year, revolving credit facility of $100,000 (the “TCA”). Borrowings under the TCA bear interest (1.8% at September 30, 2010) at rates based upon LIBOR or the prime rate and are collateralized by the stock and assets of Telephonics. At September 30, 2010 and September 30, 2009, $30,000 and $38,000, respectively, were outstanding under the TCA and approximately $64,562 was available for borrowing at September 30, 2010. Griffon has been in compliance with all financial covenants under the TCA since its inception. The balance of the debt approximates its fair value.

The TCA and the New ABL include various sublimits for standby letters of credit. At September 30, 2010, there was approximately $18,901 of aggregate standby letters of credit outstanding under these credit facilities and $31,099 are available to be drawn. Additionally, these agreements limit dividends and advances that these subsidiaries may pay to the parent.

(D) On December 21, 2009, Griffon issued $100,000 principal of 4% convertible subordinated notes due 2017 (the “2017 Notes”). The initial conversion rate of the 2017 Notes was 67.0799 shares of Griffon’s common stock per $1,000 principal amount of notes, corresponding to an initial conversion price of approximately $14.91 per share. This represents a 23% conversion premium over the $12.12 per share closing price on December 15, 2009. The outstanding balance of these notes on September 30, 2010 was $100,000 and the fair value was approximately $106,000, based on quoted market price (level 1 inputs).

(E) At September 30, 2010, Griffon had $532 remaining of 4% convertible subordinated notes due 2023 (the “2023 Notes”). At September 30, 2009, $79,400 was outstanding. Holders of the 2023 Notes may require Griffon to repurchase all or a portion of their 2023 Notes on July 18, 2010, 2013 and 2018, if Griffon’s common stock price is below the conversion price of the 2023 Notes, as well as upon a change in control. In July 2010, substantially all of the 2023 Notes were put to Griffon at par and settled.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

In January 2010, Griffon purchased $10,100 face value of the 2023 Notes for $10,200. Griffon recorded a pre-tax gain from debt extinguishment of $32, offset by $20 for a proportionate reduction in the related deferred financing costs for a net pre-tax gain of $12. Capital in excess of par was reduced by $300 related to the equity portion of the extinguished 2023 Notes and the debt discount was reduced by $200.

In December 2009, Griffon purchased $19,200 face value of the 2023 Notes for $19,400. Including a proportionate reduction in the related deferred financing costs, Griffon recorded an immaterial net pre-tax loss on the extinguishment in the first quarter of 2010. Capital in excess of par value was reduced by $700 related to the equity portion of the extinguished 2023 Notes and the debt discount was reduced by $500.

During 2009, Griffon purchased $50,620 face value of the Notes from certain note holders for $42,741. Griffon recorded a pre-tax gain from debt extinguishment of approximately $7,879, offset by a $519 proportionate reduction in the related deferred financing costs for a net gain of $7,360.

Griffon’s ESOP entered into a new loan agreement in September 2010 to borrow an additional $20,000 over a one-year period. After the first year, Griffon has the option to convert all or a portion of the outstanding loan to a five-year term. If converted, principal is payable in quarterly installments at the rate of $250 per quarter beginning September 2011, with the remainder due at the final maturity date. The loan will bear interest at a rate equal to either a) LIBOR plus 2.5% or b) the Bank’s prime rate. The proceeds of the loan are to be used to purchase common stock of Griffon in the open market. The loan is secured by a pledge of the shares purchased with the loan proceeds and payments are guaranteed by Griffon. At September 30, 2010, there were no borrowings under this line.

(F) Griffon’s ESOP has a loan agreement, guaranteed by Griffon, which requires payments of principal and interest through the expiration date of September 2012 at which time the $3,900 balance of the loan, and any outstanding interest, will be payable. The primary purpose of this loan and its predecessor loans, which were refinanced by this loan in October 2008, was to purchase 547,605 shares of Griffon’s common stock in October 2008. The loan bears interest (1.5% at September 30, 2010) at rates based upon the prime rate or LIBOR. The balance of the loan was $5,000 at September 30, 2010, and the outstanding balance approximates fair value, as the interest rates are indexed to current market rates.

Real estate mortgages bear interest at rates from 6.3% to 6.6% with maturities extending through 2016 and are collateralized by real property whose carrying value at September 30, 2010 aggregated approximately $10,500. These mortgages approximate fair value.

Derivative Instruments and Hedging Activities

Fair values of derivative instruments as of September 30, 2010 are as follows:

Description of Derivative	Qualifies for Hedge Designation	Liabilities Derivatives
		Fair Value	Balance Sheet Location	Pretax Loss Recognized in OCI
Interest rate swaps	No	$741	(a)	$—
Interest rate swaps	No	3,104	(a)	—

(a)	The interest rate swap is included in Accrued expenses and other current liabilities.

As part of the acquisition of ATT, these swaps were terminated in October 2010.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

NOTE 12—EMPLOYEE BENEFIT PLANS

Griffon offers defined contribution plans to most of its U.S. employees. In addition to employee contributions to the plans, Griffon makes contributions based upon various percentages of compensation and/or employee contributions, which were $5,200 in 2010, $5,800 in 2009 and $9,800 in 2008.

The Company also provides healthcare and life insurance benefits for certain groups of retirees through several plans. For certain employees, the benefits are at fixed amounts per retiree and are partially contributory by the retiree. The post-retirement benefit obligation was $2,005 as of September 30, 2010 arising primarily from the acquisition of ATT. It is the Company’s practice to fund these benefits as incurred.

Griffon also has qualified and a non-qualified defined benefit plans covering certain employees with benefits based on years of service and employee compensation. Griffon adopted the FASB amendments on September 30, 2007, which required Griffon to recognize the funded status of its defined benefit plans in the Consolidated Balance Sheets with a corresponding adjustment to Accumulated other comprehensive income, net of tax. Over time, these amounts will be recognized as part of net periodic pension costs in the Consolidated Statements of Operations.

Griffon is responsible for overseeing the management of the investments of the qualified defined benefit plan and uses the service of an investment manager to manage these assets based on agreed upon risk profiles set by Griffon management. The primary objective of the qualified defined benefit plan is to secure participant retirement benefits. As such, the key objective in this plan’s financial management is to promote stability and, to the extent appropriate, growth in the funded status. Financial objectives are established in conjunction with a review of current and projected plan financial requirements. The fair value of a majority of the plan assets were determined by the plans’ trustee using quoted market prices identical instruments (level 1 inputs) as of September 30, 2010. The fair value of various other investments were determined by the plan’s trustee using direct observable market corroborated inputs, including quoted market prices for similar assets (level 2 inputs).

One of the qualified defined benefit plans has been frozen to new entrants since December 2000. Certain employees who were part of the plan prior to December 2000 continue to accrue a service benefit through December 2010, at which time all plan participants will stop accruing service benefits. A 10% change in the discount rate, average wage increase or return on assets would not have a material effect on the financial statements of Griffon.

The benefits for the ATT defined benefit and supplemental executive retirement plans have been frozen since 2008.

Griffon uses judgment to estimate the assumptions used in determining the future liability of the plan, as well as the investment returns on the assets invested for the plan. The expected return on assets assumption used for pension expense was developed through analysis of historical market returns, current market conditions and the past experience of plan asset investments. The discount rate assumption is determined by developing a yield curve based on high quality bonds with maturities matching the plans’ expected benefit payment stream. The plans’ expected cash flows are then discounted by the resulting year-by-year spot rates.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

Net periodic costs were as follows:

	Defined Benefits for the Years Ended September 30,			Supplemental Benefits for the Years Ended September 30,
	2010	2009	2008	2010	2009	2008
Net periodic benefit costs
Service cost	$529	$425	$520	$29	$22	$137
Interest cost	1,645	1,638	1,571	1,984	2,586	2,432
Expected return on plan assets	(1,371)	(1,723)	(2,081)	—	—	—
Amortization of:
Prior service costs	9	9	9	328	328	328
Actuarial loss	1,064	325	135	986	596	821
Transition obligation	—	(1)	(1)	—	—	—

Total net periodic benefit costs	$1,876	$673	$153	$3,327	$3,532	$3,718

The tax benefits in 2010, 2009 and 2008 for the amortization of pension costs in other comprehensive income were $835, $440 and $452, respectively.

The estimated net actuarial loss and prior service cost that will be amortized from Accumulated other comprehensive income into net periodic pension cost during 2011 are $8,476 and $336, respectively.

The weighted-average assumptions used in determining the net periodic benefit costs were as follows:

	Defined Benefits for the Years Ended September 30,			Supplemental Benefits for the Years Ended September 30,
	2010	2009	2008	2010	2009	2008
Discount rate	5.60%	7.50%	6.30%	5.00%	7.50%	6.30%
Average wage increase	3.50%	3.50%	3.50%	5.00%	5.00%	5.00%
Expected return on assets	7.00%	8.50%	8.50%	—	—	—

Plan assets and benefit obligation of the defined benefit plans were as follows:

	Defined Benefits at September 30,		Supplemental Benefits at September 30,
	2010	2009	2010	2009
Change in benefit obligation
Benefit obligation at beginning of fiscal year	$29,803	$22,263	$41,632	$36,429
Assumed in business combination	166,689	—	876	—
Benefits earned during the year	529	425	29	22
Interest cost	1,644	1,638	1,984	2,586
Benefits paid	(1,372)	(1,251)	(3,898)	(3,899)
Actuarial loss	2,915	6,728	2,597	6,494

Benefit obligation at end of fiscal year	200,208	29,803	43,220	41,632

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

	Defined Benefits at September 30,		Supplemental Benefits at September 30,
	2010	2009	2010	2009
Change in Plan Assets
Fair value of plan assets at beginning of fiscal year	$19,877	$20,442	$—	$—
Assumed in business combination	109,490	—	—	—
Actual return on plan assets	2,176	(365)	—	—
Company contributions	3,562	1,051	3,898	3,899
Benefits paid	(1,372)	(1,251)	(3,898)	(3,899)

Fair value of plan assets at end of fiscal year	133,733	19,877	—	—

Projected benefit obligation in excess of plan assets	$(66,475)	$(9,926)	$(43,220)	$(41,632)

Amounts recognized in the statement of financial position consist of:
Accrued liabilities	$—	$(876)	$(3,932)	$(3,898)
Other liabilities (long-term)	(66,475)	(9,050)	(39,288)	(37,734)

Total Liabilities	(66,475)	(9,926)	(43,220)	(41,632)

Net actuarial losses	15,236	14,189	20,445	18,833
Prior service cost	24	33	611	939
Deferred taxes	(5,341)	(4,978)	(7,370)	(6,920)

Total Accumulated other comprehensive loss, net of tax	9,919	9,244	13,686	12,852

Net amount recognized at September 30,	$(56,556)	$(682)	$(29,534)	$(28,780)

Accumulated benefit obligations	$199,604	$29,674	$42,827	$41,317

Information for plans with accumulated benefit obligations in excess of plan assets:
ABO	$199,604	$29,674	$42,827	$41,317
PBO	200,208	29,803	43,220	41,632
Fair value of plan assets	133,733	19,877	—	—

The weighted-average assumptions used in determining the benefit obligations were as follows:

	Defined Benefits at September 30,		Supplemental Benefits at September 30,
	2010	2009	2010	2009
Weighted average discount rate	4.89%	5.60%	4.26%	5.00%
Weighted average wage increase	0.73%	3.50%	4.90%	5.00%

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

The actual and weighted-average assets allocation for qualified benefit plans were as follows:

	At September 30,		Target
	2010	2009
Equity securities	64.0%	0.0%	63.0%
Fixed income	35.0%	91.7%	37.0%
Other	1.0%	8.3%	0.0%

Total	100.0%	100.0%	100.0%

Estimated future benefit payments to retirees, which reflect expected future service, are as follows:

For the fiscal years ending September	Defined Benefits	Supplemental Benefits
2011	$10,138	$3,932
2012	10,386	3,932
2013	10,662	3,955
2014	10,888	3,955
2015	11,140	3,873
2016 through 2020	59,823	16,512

Griffon expects to contribute $7,332 to the Defined Benefit plans in 2011, in addition to the $3,932 in payments related to the Supplemental Benefits that will be funded from the general assets of Griffon.

The following is a description of the valuation methodologies used for plan assets measured at fair value:

Short-term investment funds—The fair value is determined using the Net Asset Value (“NAV”) provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, minus its liabilities, and then divided by the number of shares outstanding. The NAV is a quoted price in a market that is not active and is primarily classified as Level 2.

Government and agency securities—When quoted market prices are available in an active market, the investments are classified as Level 1. When quoted market prices are not available in an active market, the investments are classified as Level 2.

Equity Securities—The fair values reflect the closing price reported on a major market where the individual securities are traded. These investments are classified within Level 1 of the valuation hierarchy.

Debt securities—The fair values are based on a compilation of primarily observable market information or a broker quote in a non-active market. These investments are primarily classified within Level 2 of the valuation hierarchy.

Commingled funds—The fair values are determined using NAV provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the trust/entity, minus its liabilities, and then divided by the number of shares outstanding. These investments are generally classified within Level 2 of the valuation hierarchy.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

The following table presents the fair values of Griffon’s pension and post-retirement plan assets by asset category as of September 30, 2010:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Short-term investment funds	$—	$190	$—	$190
Government agency securities	2,030	2,780	—	4,810
Debt instruments	—	15,255	—	15,255
Equity securities	60,807	4,023	—	64,830
Commingled funds	—	48,648	—	48,648

Total	$62,837	$70,896	$—	$133,733

Griffon has an ESOP that covers substantially all domestic employees. Shares of the ESOP which have been allocated to employee accounts are charged to expense based on the fair value of the shares transferred and are treated as outstanding in earnings per share. Compensation expense under the ESOP was $1,011 in 2010, $796 in 2009 and $338 in 2008. The cost of the shares held by the ESOP and not yet allocated to employees is reported as a reduction of Shareholders’ Equity. In connection with the rights offering in September 2008, the ESOP purchased 74,100 shares underlying rights associated with the unallocated shares of the ESOP. The ESOP shares were as follows:

	At September 30,
	2010	2009
Allocated shares	2,213,122	2,126,058
Unallocated shares	626,725	780,697

	2,839,847	2,906,755

NOTE 13—INCOME TAXES

Income taxes have been based on the following components of Income before taxes and discontinued operations:

	For the Years Ended September 30,
	2010	2009	2008
Domestic	$7,360	$10,260	$(18,583)
Non-U.S.	6,452	9,345	18,401

	$13,812	$19,605	$(182)

Provision (benefit) for income taxes on income from continuing operations was comprised of the following:

	For the Years Ended September 30,
	2010	2009	2008
Current	$7,974	$4,831	$4,082
Deferred	(3,666)	(3,144)	(1,431)

Total	$4,308	$1,687	$2,651

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

	For the Years Ended September 30,
	2010	2009	2008
U.S. Federal	$5,426	$984	$5,527
State and local	(1,795)	1,543	1,105
Non-U.S.	677	(840)	(3,981)

Total provision	$4,308	$1,687	$2,651

Griffon’s income tax provision (benefit) included benefits of ($2,740) in 2010, ($1,387) in 2009 and ($11,422) in 2008 reflecting the reversal of previously recorded tax liabilities primarily due to the resolution of various tax audits and due to the closing of certain statutes for prior years’ tax returns.

Included in Prepaids and other current assets are tax receivable amounts of $690 and $6,074 at September 30, 2010 and 2009, respectively.

Differences between the effective income tax rate applied to income from continuing operations and U.S. Federal income statutory rate were as follows:

	For the Years Ended September 30,
	2010	2009	2008
U.S. Federal income tax rate	35.0%	35.0%	35.0%
State and local taxes, net of Federal benefit	2.6	4.8	191.6
Non-U.S. taxes	(11.3)	(21.0)	(513.4)
Acquisition costs	9.5	—	—
Reduction of tax contingency reserves	(5.5)	(1.0)	5,020.3
Non-deductible goodwill	—	—	(2,483.3)
Non-U.S. dividends	—	4.3	(1,028.0)
Valuation allowance	—	(14.9)	(2,307.1)
Meals and entertainment	1.4	1.0	(141.3)
Non-U.S. purchase price adjustment	—	—	(233.0)
Other	(0.5)	0.4	2.6

Effective tax rate from continuing operations	31.2%	8.6%	(1,456.6)%

The tax effect of temporary differences that give rise to future deferred tax assets and liabilities are as follows:

	At September 30,
	2010	2009
Deferred tax assets:
Bad debt reserves	$1,834	$1,323
Inventory reserves	4,716	5,469
Deferred compensation	48,826	23,361
Compensation benefits	2,237	281
Insurance reserve	3,894	3,263
Restructuring reserve	619	578
Warranty reserve	3,185	2,665
Net operating loss and foreign tax credit	30,914	12,154
Other reserves and accruals	5,580	1,197

	101,805	50,291
Valuation allowance	(15,069)	(4,726)

Total deferred tax assets	86,736	45,565

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

	At September 30,
	2010	2009
Deferred tax liabilities:
Deferred income	$(16,619)	$(3,350)
Goodwill and intangibles	(77,099)	(6,770)
Depreciation and amortization	(29,120)	(14,841)
Interest	(8,687)	(11,906)
Unremitted earnings	(10,118)	—
Other	(2,825)	(1,424)

Total deferred tax liabilities	(144,468)	(38,291)

Net deferred tax assets	$(57,732)	$7,274

The increase to the valuation allowance relates to foreign tax credits, capital losses and state net operating losses acquired in connection with the ATT acquisition.

The components of the net deferred tax asset (liability), by balance sheet account, were as follows:

	At September 30,
	2010	2009
Prepaid and other current assets	$10,897	$10,024
Other assets	1	7,115
Current liabilities	(4,719)	—
Other liabilities	(65,155)	(11,475)
Assets of discontinued operations	1,244	1,610

Net deferred tax assets	$(57,732)	$7,274

Other than for ATT, Griffon has not recorded deferred income taxes on the undistributed earnings of its non-U.S. subsidiaries because of management’s ability and intent to indefinitely reinvest such earnings outside the U.S. At September 30, 2010, Griffon’s share of the undistributed earnings of the non-U.S. subsidiaries amounted to approximately $62,408.

Deferred income taxes on the undistributed earnings of non-U.S. subsidiaries has been recorded in the opening balance sheet for the ATT group of entities as these earnings were historically not indefinitely reinvested outside of the U.S.

At September 30, 2010 and 2009, Griffon had net operating loss carryforwards for federal tax purposes of $11,028 resulting from the acquisition of ATT and had loss carryforwards for non-U.S. tax purposes of $36,438 and $17,141, respectively. The U.S. loss carryforwards expire in 2027 and 2028, the non-U.S. loss carryforwards of $36,438 are available for carryforward indefinitely.

Griffon had State and local loss carryforwards at September 30, 2010 and 2009 of $5,400 and $2,900, respectively, which expire in varying amounts through 2030.

Griffon had foreign tax credit carryforwards of $11,188 and $6,326 at September 30, 2010 and 2009, respectively, which are available for use through 2020.

Griffon had foreign capital loss carryforwards of $13,702 at September 30, 2010. The capital loss caryforwards do not expire.

Griffon files U.S. Federal, state and local tax returns, as well as Germany, Canada, Brazil, Ireland and Sweden non-U.S. jurisdiction tax returns. Griffon’s U.S. federal income tax returns are no longer subject to income tax examination for years before 2006, Griffon’s German income tax returns are no longer subject to income tax examination for years

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

through 2007 and Griffon’s major U.S. state and other non-U.S. jurisdictions are no longer subject to income tax examinations for years before 2000. Various U.S. state and non-U.S. statutory tax audits are currently underway. Griffon does not believe that its unrecognized tax benefits will materially change within the next twelve months.

The following is a roll forward of the unrecognized tax benefits activity:

Balance at October 1, 2008	$11,634
Additions based on tax positions related to the current year	1,395
Reductions based on tax positions related to prior years	(358)
Lapse of statutes	(895)
Settlements	(3,638)

Balance at September 30, 2009	8,138
Additions based on tax positions related to the current year	1,975
Assumed in business combination	4,391
Reductions based on tax positions related to prior years lapse of statutes	(2,740)

Balance at September 30, 2010	$11,764

If recognized, the amount of potential tax benefits that would impact Griffon’s effective tax rate is $8,489. Griffon recognizes potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. At September 30, 2010 and 2009, the combined amount of accrued interest and penalties related to tax positions taken or to be taken on Griffon’s tax returns and recorded as part of the reserves for uncertain tax positions was $2,134 and $1,407, respectively.

NOTE 14—STOCKHOLDERS’ EQUITY AND EQUITY COMPENSATION

In August 2008, Griffon’s Board of Directors authorized a 20 million share common stock rights offering to its shareholders in order to raise equity capital for general corporate purposes and to fund future growth. The rights had an exercise price of $8.50 per share. In conjunction with the rights offering, GS Direct, L.L.C. (“GS Direct”), an affiliate of Goldman Sachs, agreed to back stop the rights offering by purchasing, on the same terms, any and all shares not subscribed through the exercise of rights. GS Direct also agreed to purchase additional shares of common stock at the rights offering price if it did not acquire a minimum of 10 million shares of common stock as a result of its back stop commitment. Griffon received a total of $248,600 in gross proceeds from the rights offering and issued 29.2 million shares as follows: In September 2008, Griffon received $241,300 of gross proceeds, and issued 28.4 million shares, from the first closing of its rights offering and the closing of the related investments by GS Direct and by Griffon’s Chief Executive Officer; in October 2008, an additional $5,300 of rights offering proceeds were received, and 620,486 shares were issued, in connection with the second closing of the rights offering; and in April 2009, $2,000 of rights offering proceeds were received, and 233,298 shares were issued, in connection with the rights offering.

Griffon expenses the fair value of equity compensation grants over the related vesting period. Compensation cost related to stock-based awards with graded vesting are amortized using the straight-line attribution method. Options for an aggregate of 1,375,000 shares of Common Stock were previously authorized for grant under Griffon’s 2001 Stock Option Plan at September 30, 2010. As of September 30, 2010, options for 101,567 shares remain available for future grants under this plan. The plan provides for the granting of options at an exercise price of not less than 100% of the fair market value at the date of grant. Options

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

generally expire ten years after date of grant and become exercisable in equal installments over two to four years.

During 2006, shareholders approved the Griffon Corporation 2006 Equity Incentive Plan (“Incentive Plan”) under which awards of performance shares, performance units, stock options, stock appreciation rights, restricted shares and deferred shares may be granted. Options under the Incentive Plan generally expire ten years after the date of grant and are granted at an exercise price of not less than 100% of the fair market value at the date of grant. The shareholders approved an amendment to the Incentive Plan in 2009. The maximum number of shares of common stock available for award under the Incentive Plan is 7,750,000. The number of shares available under the Incentive Plan is reduced by a factor of two-to-one for awards other than stock options. If the remaining shares available under the Incentive Plan at September 30, 2010 were awarded through stock options, 2,418,000 shares would be available for grants or if the remaining shares were awarded as restricted stock, 1,209,000 shares would be available for grants.

A summary of stock option activity for the years ended September 30, 2010, 2009 and 2008 is as follows:

	Options
	Shares	Weighted Average Exercise Price	Aggregated Intrinsic Value	Weighted Average Contractual Term (Years)
Outstanding at October 1, 2007	2,208,773	$13.49
Granted	25,000	14.19
Exercised	—
Forfeited/expired	(832,882)	11.08

Outstanding at September 30, 2008	1,400,891	13.87	$670	4.5

Exercisable at September 30, 2008	1,329,066	13.40	670	4.3

Outstanding at October 1, 2008	1,400,891	13.87
Granted	350,000	20.00
Exercised	(33,000)	6.12	109
Forfeited/expired	(27,552)	20.55

Outstanding at September 30, 2009	1,690,339	15.18	980	4.6

Exercisable at September 30, 2009	1,420,381	14.21	980	3.9

Outstanding at October 1, 2009	1,690,339	15.18
Granted	—
Exercised	(54,075)	6.33	337
Forfeited/expired	(92,043)	16.46

Outstanding at September 30, 2010	1,544,221	15.42	1,667	3.9

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

	Options
	Shares	Weighted Average Exercise Price	Aggregated Intrinsic Value	Weighted Average Contractual Term (Years)
Exercisable at September 30, 2010 through:
September 30, 2011	333,125
September 30, 2012	212,500
September 30, 2013	172,726
September 30, 2014	133,000
September 30, 2015	217,120
September 30, 2016	99,500
September 30, 2017	20,625
September 30, 2018	—
September 30, 2019	233,334

Total Exercisable	1,421,930	$15.04	$1,667	3.5

Range of Exercises Prices	Options Outstanding				Options Exercisable
	Shares	Weighted Average Exercise Price	Aggregated Intrinsic Value	Weighted Average Contractual Term (Years)	Shares	Weighted Average Exercise Price	Aggregated Intrinsic Value	Weighted Average Contractual Term (Years)
$6.33 to $6.33	3,125	6.33	$18	0.1	3,125	6.33	$18	0.1
$7.75 to $11.14	505,000	8.92	1,649	0.8	505,000	8.92	1,649	0.8
$12.39 to $17.23	417,513	14.88	—	3.6	411,888	14.88	—	3.6
$19.49 to $26.06	618,583	21.13	—	6.5	501,917	21.39	—	6.1

Totals	1,544,221		$1,667		1,421,930		$1,667

Unrecognized compensation expense related to non-vested options was $76 at September 30, 2010 and will be recognized over a weighted average vesting period of 0.5 years. The fair value of options vested during the years ended September 30, 2010, 2009 and 2008 were $585, $631 and $775, respectively.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

A summary of restricted stock activity for the years ended September 30, 2010, 2009 and 2008 is as follows:

	Restricted Stock
	Shares	Weighted Average Grant Price	Aggregated Intrinsic Value*	Weighted Average Contractual Term (Years)
Outstanding at October 1, 2007	257,255	$23.51	$97	3.4
Granted	300,000	8.98	2,694
Fully Vested	(98,255)	22.38	3,252
Forfeited	—	—	—

Outstanding at September 30, 2008	459,000	14.25	11	2.8
Granted	1,202,500	8.38	10,077
Fully Vested	(53,000)	24.20	511
Forfeited	(6,000)	9.30	56

Outstanding at September 30, 2009	1,602,500	9.53	2,414	3.1
Granted	703,845	11.35	7,989
Fully Vested	(43,000)	24.20	590
Forfeited	(52,500)	14.79	776

Outstanding at September 30, 2010	2,210,845	9.70	$6,255	2.5

*	Aggregated intrinsic value at the date the shares were outstanding, granted, vested or forfeited, as applicable.

Unrecognized compensation expense related to non-vested shares of restricted stock was $14,800 at September 30, 2010 and will be recognized over a weighted average vesting period of 2.9 years.

In connection with the September 2008 rights offering, Griffon was obligated under certain anti-dilution provisions within its stock option plans to reduce the exercise price of the then-outstanding options and recorded stock-based compensation expense of approximately $354. Also in September 2008, in connection with an investment in conjunction with the rights offering, Griffon’s Chief Executive Officer purchased 578,151 shares of Common Stock at $8.50 per share, representing a discount to the fair value of such shares at closing. Griffon recorded stock-based compensation expense related to this transaction of approximately $104.

Griffon has an Outside Director Stock Award Plan (the “Outside Director Plan”), which was approved by the shareholders in 1994, under which 330,000 shares may be issued to non-employee directors. Annually, each eligible director is awarded shares of Griffon’s Common Stock having a value of $10, which vests over a three-year period. For shares issued under the Outside Director Plan, the fair market value of the shares at the date of issuance is recognized as compensation expense over the vesting period. In 2010, 2009 and 2008, 9,792, 12,732 and 12,155 shares, respectively, were issued under the Outside Director Plan.

In connection with the ATT acquisition, Griffon entered into certain retention arrangements with the ATT senior management team. Under these arrangements, on September 30, 2010, Griffon issued 239,145 shares of common stock to the ATT senior management team, and for each share of common stock purchased, the ATT senior management team received one share of restricted stock that vests in full after four years, subject to the attainment of a specified performance measure.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

At September 30, 2010, a total of approximately 6,443,558 shares of Griffon’s authorized Common Stock were reserved for issuance in connection with stock compensation plans.

The fair value of restricted stock and option grants is amortized over the respective vesting periods.

Using historical data as of the grant dates, the fair value of the 2009 option grant was estimated as of the grant dates using the Black-Scholes option pricing model with the following weighted average assumptions:

	2009 Grant	2008 Grant
Risk-free interest rate	3.04%	4.09%
Dividend yield	0.00%	0.00%
Expected life (years)	7.0	7.0
Volatility	38.98%	40.00%
Option exercise price	$20.00	$14.19
Fair value of options granted	$2.06	$6.89

For the years ended September 30, 2010, 2009 and 2008, stock based compensation expense totaled $5,778, $4,415 and $3,327, respectively.

NOTE 15—ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of Accumulated other comprehensive income were:

	At September 30,
	2010	2009	2008
Foreign currency translation adjustment	$41,187	$50,266	$38,431
Minimum pension liability	(23,605)	(22,096)	(12,962)

Accumulative other comprehensive income	$17,582	$28,170	$25,469

NOTE 16—COMMITMENTS AND CONTINGENT LIABILITIES

Operating leases

Griffon rents real property and equipment under operating leases expiring at various dates. Most of the real property leases have escalation clauses related to increases in real property taxes. Rent expense for all operating leases totaled approximately $25,100, $24,700 and $32,400 in 2010, 2009 and 2008, respectively. Griffon has engaged in sale-leaseback transactions for various manufacturing equipment used at selected U.S. locations. Net proceeds received from these transactions, classified as operating leases, for the years ended September 30, 2010, 2009 and 2008 were zero, zero, and $4,791, respectively. Aggregate future minimum lease payments for operating leases at September 30, 2010 are $27,000 in 2011, $20,000 in 2012, $15,000 in 2013, $11,000 in 2014, $9,000 in 2015 and $29,000 thereafter.

Legal and environmental

Department of Environmental Conservation of New York State (“DEC”), with ISC Properties, Inc. Lightron Corporation (“Lightron”), a wholly-owned subsidiary of Griffon, once conducted operations at a location in Peekskill in the Town of Cortlandt, New York (the “Peekskill Site”) owned by ISC Properties, Inc. (“ISC”), a wholly-owned subsidiary of Griffon. ISC sold the Peekskill Site in November 1982.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

Subsequently, Griffon was advised by the DEC that random sampling at the Peekskill Site and in a creek near the Peekskill Site indicated concentrations of solvents and other chemicals common to Lightron’s prior plating operations. ISC then entered into a consent order with the DEC in 1996 (the “Consent Order”) to perform a remedial investigation and prepare a feasibility study. After completing the initial remedial investigation pursuant to the Consent Order, ISC was required by the DEC, and did conduct accordingly over the next several years, supplemental remedial investigations, including soil vapor investigations, under the Consent Order.

In April 2009, the DEC advised ISC’s representatives that both the DEC and the New York State Department of Health had reviewed and accepted an August 2007 Remedial Investigation Report and an Additional Data Collection Summary Report dated January 30, 2009. With the acceptance of these reports, ISC completed the Remedial Investigation required under the Consent Order and was authorized, accordingly, by the DEC to conduct the Feasibility Study required by the Consent Order. Pursuant to the requirements of the Consent Order and its obligations thereunder, ISC, without acknowledging any responsibility to perform any remediation at the Site, submitted to the DEC in August 2009, a draft Feasibility Study which recommended for the soil, groundwater and sediment medias, remediation alternatives having a current net capital cost value, in the aggregate, of approximately $5,000. Thereafter, in a process that is still ongoing, ISC has submitted additional revised drafts of the Feasibility Study in response to comments received from the DEC.

Improper Advertisement Claim involving Union Tools Products. During December 2004, a customer of ATT was named in litigation that involved UnionTools products. The complaint asserted causes of action against the defendant for improper advertisement to the end consumer. The allegation suggests that advertisements led the consumer to believe that the hand tools sold were manufactured within boundaries of the United States. The allegation asserts cause of action against the customer for common law fraud. In the event that an adverse judgment is rendered against the customer, there is a possibility that the customer would seek legal recourse against ATT for an unspecified amount in contributory damages. Presently, ATT cannot estimate the amount of loss, if any, if the customer were to seek legal recourse against ATT.

Department of Environmental Conservation of New York State, regarding Frankfort, NY site. During fiscal 2009, an underground fuel tank with surrounding soil contamination was discovered at the Frankfort, N.Y. site which is the result of historical facility operations prior to ATT’s ownership. ATT is actively working with the New York Department of Environmental Conservation and the New York State Department of Health to define remediation requirements. Due to changes in administrative proceedings to date, the date by which the Company believes remediation will be completed has changed to December 2011 from December 2010. The Company believes that future remediation costs will be less than $1,000, and that it has adequately accrued for this liability.

U.S. Government investigations and claims

Defense contracts and subcontracts, including Griffon’s contracts and subcontracts, are subject to audit and review by various agencies and instrumentalities of the United States government, including among others, the Defense Contract Audit Agency (“DCAA”), the Defense Contract Investigative Service (“DCIS”), and the Department of Justice which has responsibility for asserting claims on behalf of the U.S. government. In addition to ongoing audits, pursuant to an administrative subpoena Griffon is currently providing information to the U.S. Department of Defense Office of the Inspector General. No claim has been asserted

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

against Griffon, and Griffon is unaware of any material financial exposure in connection with the Inspector General’s inquiry.

In general, departments and agencies of the U.S. Government have the authority to investigate various transactions and operations of Griffon, and the results of such investigations may lead to administrative, civil or criminal proceedings, the ultimate outcome of which could be fines, penalties, repayments or compensatory or treble damages. U.S. Government regulations provide that certain findings against a contractor may lead to suspension or debarment from future U.S. Government contracts or the loss of export privileges for a company or an operating division or subdivision. Suspension or debarment could have material adverse effect on Telephonics because of its reliance on government contracts.

Contingent acquisition purchase price liabilities

In connection with certain acquisitions, Griffon has recorded contingent consideration of zero and $2,861 at September 30, 2010 and 2009, respectively, included in other liabilities.

General legal

Griffon is subject to various laws and regulations relating to the protection of the environment and is a party to legal proceedings arising in the ordinary course of business. Management believes, based on facts presently known to it, that the resolution of the matters above and such other matters will not have a material adverse effect on Griffon’s consolidated financial position, results of operations or cash flows.

NOTE 17—EARNINGS PER SHARE

The rights offering discussed in the Stockholders’ Equity and Equity Compensation footnote contained a bonus element to existing shareholders that required Griffon to adjust the shares used in the computation of basic and fully-diluted weighted-average shares outstanding for all periods presented prior to the offering. Basic and diluted EPS from continuing operations for the years ended September 30, 2010, 2009 and 2008 were determined using the following information:

(Shares in thousands)	For the Years Ended September 30,
	2010	2009*	2008*
Weighted average shares outstanding—basic	58,974	58,699	32,667
Incremental shares from 4% convertible notes	—	—	—
Incremental shares from stock based compensation	1,019	303	169

Weighted average shares outstanding—diluted	59,993	59,002	32,836

Anti-dilutive options excluded from diluted EPS computation	1,036	1,305	980

Griffon has the intent and ability to settle the principal amount of the 2017 Notes in cash, as such, the potential issuance of shares related to the principal amount of the 2017 Notes does not affect diluted shares.

NOTE 18—RELATED PARTIES

Simultaneously with the closing of the September 2008 rights offering and related investment by GS Direct, two employees of GS Direct joined Griffon’s Board of Directors. In connection with the rights offering, GS Direct was paid a commitment fee, and received expense reimbursements from Griffon, of $2,432 during 2008. An affiliate of GS Direct acted

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

as placement agent for the sale of the 2017 notes in December 2009; provided financial advice to Griffon in connection with the ATT acquisition; acted as co-lead arranger, co-bookrunner and co-syndication agent in connection with the Term Loan; and acted as dealer manager for the tender of two prior issuances of ATT bonds. Fees and expenses paid in 2010 were approximately $14,149.

NOTE 19—QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Quarterly results of operations for the years ended September 30, 2010 and 2009 were as follows:

Quarter ended	Continuing Operations					Net Income (loss)
	Revenue	Gross Profit	Income (loss)	Per Share —Basic	Per Share —Diluted	Income (loss)	Per Share —Basic	Per Share —Diluted
2010
December 31, 2009	$305,157	$70,281	$4,180	$0.07	$0.07	$4,291	$0.07	$0.07
March 31, 2010	313,977	69,070	2,034	0.03	0.03	2,033	0.03	0.03
June 30, 2010	327,026	74,355	4,989	0.08	0.08	4,968	0.08	0.08
September 30, 2010	347,836	74,598	(1,699)	(0.03)	(0.03)	(1,700)	(0.03)	(0.03)

	$1,293,996	$288,304	$9,504	$0.16	$0.16	$9,592	$0.16	$0.16

2009
December 31, 2008	$302,334	$58,957	$2,066	$0.04	$0.04	$2,069	$0.04	$0.04
March 31, 2009	276,087	53,975	(2,076)	(0.04)	(0.04)	(1,427)	(0.02)	(0.02)
June 30, 2009	287,385	66,286	6,089	0.10	0.10	6,100	0.10	0.10
September 30, 2009	328,244	77,905	11,839	0.20	0.20	11,966	0.20	0.20

	$1,194,050	$257,123	$17,918	$0.31	$0.30	$18,708	$0.32	$0.32

Notes to Quarterly Financial Information (unaudited):

•	Earnings (loss) per share are computed independently for each quarter and year presented; as such the sum of the quarters may not be equal to the full year amounts.

•	Income (loss) from continuing operations and Net income (loss), and the related per share earnings, for the three months and year ended September 30, 2008, included a $12,913 BPC goodwill write-off.

•

Income (loss) from continuing operations and Net income (loss), and the related per share earnings, included restructuring and other related charges related to BPC of $38, $1,202, $1,011, 1,220, $1,489 and $460 for the three-month periods ended June 30, 2009 and September 30, 2009 and each quarter in 2010, respectively and $4,180 and $1,240 for the years ended September 30, 2010 and 2009, respectively.

NOTE 20—BUSINESS SEGMENTS

Griffon’s reportable business segments are as follows:

•	Telephonics develops, designs and manufactures high-technology integrated information, communication and sensor system solutions to military and commercial markets worldwide.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

•

Home & Building Products is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains, as well as a global provider of non-powered landscaping products that make work easier for homeowners and professionals.

•	Plastics is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial applications.

Griffon evaluates performance and allocates resources based on operating results before interest income or expense, income taxes and certain nonrecurring items of income or expense.

Information on Griffon’s business segments is as follows:

	For the Years Ended September 30,
	2010	2009	2008
REVENUE
Telephonics	$434,516	$387,881	$366,288
Home & Building Products	389,366	393,414	435,321
Clopay Plastic Products	470,114	412,755	467,696

Total consolidated net sales	$1,293,996	$1,194,050	$1,269,305

INCOME (LOSS) BEFORE TAXES AND DISCONTINUED OPERATIONS
Segment operating profit (loss):
Telephonics	$38,586	$34,883	$32,862
Home & Building Products	4,986	(11,326)	(17,444)
Clopay Plastic Products	20,469	24,072	20,620

Total segment operating profit	64,041	47,629	36,038
Unallocated amounts	(37,199)	(20,960)	(21,281)
Gain (loss) from debt extinguishment, net	(1,117)	4,488	—
Net interest expense	(11,913)	(11,552)	(14,939)

Income (loss) before taxes and discontinued operations	$13,812	$19,605	$(182)

Unallocated amounts typically include general corporate expenses not attributable to reportable segment.
DEPRECIATION and AMORTIZATION
Segment:
Telephonics	$7,534	$6,657	$6,753
Home & Building Products	10,185	13,223	12,071
Clopay Plastic Products	22,384	21,930	22,638

Total segment	40,103	41,810	41,462
Corporate	339	536	1,461

Total consolidated depreciation and amortization	$40,442	$42,346	$42,923

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

	For the Years Ended September 30,
	2010	2009	2008
CAPITAL EXPENDITURES
Segment:
Telephonics	$12,410	$7,564	$5,862
Home & Building Products	10,527	7,560	8,227
Clopay Plastic Products	16,819	16,801	38,718

Total segment	39,756	31,925	52,807
Corporate	721	772	309

Total consolidated capital expenditures	$40,477	$32,697	$53,116

ASSETS	At September 30, 2010	At September 30, 2009	At September 30, 2008
Segment assets:
Telephonics	$268,373	$271,809	$251,016
Home & Building Products	919,146	169,251	197,740
Clopay Plastic Products	397,470	364,626	356,635

Total segment assets	1,584,989	805,686	805,391
Corporate (principally cash and equivalents)	157,645	330,752	344,254

Total continuing assets	1,742,634	1,136,438	1,149,645
Assets from discontinued operations	6,882	7,453	17,841

Consolidated total	$1,749,516	$1,143,891	$1,167,486

Segment information by geographic region was as follows:

	For the Years Ended September 30,
	2010	2009	2008
REVENUE BY GEOGRAPHIC AREA
United States	$882,444	$827,009	$853,692
Germany	89,775	97,879	110,900
Canada	68,934	69,198	64,378
Brazil	55,570	41,566	44,019
Turkey	27,601	10,161	13,415
All other countries	169,672	148,237	182,901

Consolidated revenue	$1,293,996	$1,194,050	$1,269,305

PROPERTY, PLANT & EQUIPMENT BY GEOGRAPHIC AREA	At September 30, 2010	At September 30, 2009	At September 30, 2008
United States	$216,825	$150,132	$151,733
Germany	61,860	64,503	67,800
All other countries	36,241	21,384	19,470

Consolidated property, plant and equipment	$314,926	$236,019	$239,003

Plastics sales to P&G were approximately $233,000 in 2010, $224,000 in 2009 and $262,000 in 2008. Telephonics’ sales to the United States Government and its agencies, either as a prime contractor or subcontractor, aggregated approximately $316,000 in 2010, $276,000 in 2009 and $257,000 in 2008.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

NOTE 21—OTHER INCOME (EXPENSE)

Other income (expense) included $249, $(392) and $(5) for the years ended September 30, 2010, 2009 and 2008, respectively, of currency exchange gains (losses) in connection with the translation of receivables and payables denominated in currencies other than the functional currencies of Griffon and its subsidiaries.

NOTE 22—CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

On March 17, 2011, Griffon issued $550,000 of senior unsecured notes (the “Notes”) that are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Clopay Building Products Company, Inc., Clopay Plastic Products Company, Inc., Telephonics Corporation and Ames True Temper, Inc. In accordance with Rule 3-10 of Regulation S-X promulgated under the Securities Act of 1933, presented below is condensed consolidating balance sheets as of September 30, 2010 and 2009 and the related condensed consolidating statements of operations and cash flows for each of the three years in the period ended September 30, 2010, based on the guarantor structure. The financial information may not necessarily be indicative of results of operations or financial position had the guarantor companies or non-guarantor companies operated as independent entities. The guarantor companies and the non-guarantor companies include the consolidated financial results of their wholly-owned subsidiaries accounted for under the equity method.

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING BALANCE SHEETS
As of September 30, 2010

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

CURRENT ASSETS
Cash and equivalents	$74,600	$57,113	$38,089	$—	$169,802
Accounts receivable, net of allowances	—	181,549	70,480	—	252,029
Contract costs and recognized income not yet billed, net of progress payments	—	62,681	474	—	63,155
Inventories, net	—	211,920	56,881	—	268,801
Prepaid and other current assets	5,963	39,843	10,291	(315)	55,782
Assets of discontinued operations	—	—	1,079	—	1,079

Total Current Assets	80,563	553,106	177,294	(315)	810,648

PROPERTY, PLANT AND EQUIPMENT, net	1,267	205,085	108,574	—	314,926
GOODWILL	—	279,409	77,812	—	357,221
INTANGIBLE ASSETS, net	—	91,507	141,504	—	233,011
INTERCOMPANY RECEIVABLE	—	271,143	218,488	(489,631)	—
EQUITY INVESTMENTS IN SUBSIDIARIES	3,269,975	1,091,359	2,546,639	(6,907,973)	—
OTHER ASSETS	40,586	44,188	11,784	(68,651)	27,907
ASSETS OF DISCONTINUED OPERATIONS	—	—	5,803	—	5,803

Total Assets	$3,392,391	$2,535,797	$3,287,898	$(7,466,570)	$1,749,516

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$625	$1,135	$19,141	$—	$20,901
Accounts payable and accrued liabilities	24,247	224,082	61,851	(315)	309,865
Liabilities of discontinued operations	—	—	4,289	—	4,289

Total Current Liabilities	24,872	225,217	85,281	(315)	335,055

LONG-TERM DEBT, net of debt discounts	82,382	44,902	376,651	—	503,935
INTERCOMPANY PAYABLES	—	238,392	251,239	(489,631)	—
OTHER LIABILITIES	76,821	114,515	68,680	(68,651)	191,365
LIABILITIES OF DISCONTINUED OPERATIONS	—	—	8,446	—	8,446

Total Liabilities	184,075	623,026	790,297	(558,597)	1,038,801

SHAREHOLDERS’ EQUITY	3,208,316	1,912,771	2,497,601	(6,907,973)	710,715

Total Liabilities and Shareholders’ Equity	$3,392,391	$2,535,797	$3,287,898	$(7,466,570)	$1,749,516

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING BALANCE SHEETS
As of September 30, 2009

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

CURRENT ASSETS
Cash and equivalents	$223,511	$37,865	$59,457	$—	$320,833
Accounts receivable, net of allowances	—	120,498	44,121	—	164,619
Contract costs and recognized income not yet billed,
net of progress payments	—	75,393	143	—	75,536
Inventories, net	—	112,164	27,006	—	139,170
Prepaid and other current assets	2,050	22,854	9,094	5,263	39,261
Assets of discontinued operations	—	—	1,576	—	1,576

Total Current Assets	225,561	368,774	141,397	5,263	740,995

PROPERTY, PLANT AND EQUIPMENT, net	837	137,577	97,605	—	236,019
GOODWILL	—	18,345	79,312	—	97,657
INTANGIBLE ASSETS, net	—	—	34,211	—	34,211
INTERCOMPANY RECEIVABLE	—	222,217	7,671	(229,888)	—
EQUITY INVESTMENTS IN SUBSIDIARIES	1,597,672	349,148	901,314	(2,848,134)	—
OTHER ASSETS	36,089	19,039	(258)	(25,738)	29,132
ASSETS OF DISCONTINUED OPERATIONS	—	—	5,877	—	5,877

Total Assets	$1,860,159	$1,115,100	$1,267,129	$(3,098,497)	$1,143,891

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$77,185	$1,161	$244	$—	$78,590
Accounts payable and accrued liabilities	15,191	140,407	25,286	5,263	186,147
Liabilities of discontinued operations	—	—	4,932	—	4,932

Total Current Liabilities	92,376	141,568	30,462	5,263	269,669

LONG-TERM DEBT, net of debt discounts	5,000	112,699	(19,305)	—	98,394
INTERCOMPANY PAYABLES	—	7,120	222,768	(229,888)	—
OTHER LIABILITIES	67,897	18,937	17,741	(25,738)	78,837
LIABILITIES OF DISCONTINUED OPERATIONS	—	—	8,784	—	8,784

Total Liabilities	165,273	280,324	260,450	(250,363)	455,684

SHAREHOLDERS’ EQUITY	1,694,886	834,776	1,006,679	(2,848,134)	688,207

Total Liabilities and Shareholders’ Equity	$1,860,159	$1,115,100	$1,267,129	$(3,098,497)	$1,143,891

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the year ended September 30, 2010

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

Revenue	$—	$983,665	$323,867	$(13,536)	$1,293,996
Cost of goods and services	—	740,622	279,632	(14,562)	1,005,692

Gross profit	—	243,043	44,235	1,026	288,304

Selling, general and administrative expenses	26,491	190,308	44,860	(256)	261,403
Restructuring and other related charges	—	4,180	—	—	4,180

Total operating expenses	26,491	194,488	44,860	(256)	265,583

Income (loss) from operations	(26,491)	48,555	(625)	1,282	22,721

Other income (expense)
Interest income (expense), net	(8,607)	6,010	(9,316)	—	(11,913)
Loss from debt extinguishment, net	(6)	(1,111)	—	—	(1,117)
Other intercompany	—	(5,217)	5,217	—	—
Other, net	999	6,917	(2,513)	(1,282)	4,121

Total other income (expense)	(7,614)	6,599	(6,612)	(1,282)	(8,909)

Income (loss) before taxes and discontinued operations	(34,105)	55,154	(7,237)	—	13,812
Provision (benefit) for income taxes	(14,853)	18,017	1,144	—	4,308

Income (loss) before equity in net income of subsidiaries	(19,252)	37,137	(8,381)	—	9,504
Equity in net income of subsidiaries	28,844	1,115	37,137	(67,096)	—

Income (loss) from operations	9,592	38,252	28,756	(67,096)	9,504
Loss from discontinued operations	—	—	88	—	88

Net income	$9,592	$38,252	$28,844	$(67,096)	$9,592

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the year ended September 30, 2009

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

Revenue	$—	$919,072	$283,945	$(8,967)	$1,194,050
Cost of goods and services	—	706,051	240,869	(9,993)	936,927

Gross profit	—	213,021	43,076	1,026	257,123

Selling, general and administrative expenses	20,643	179,759	30,590	(256)	230,736
Restructuring and other related charges	—	1,240	—	—	1,240

Total operating expenses	20,643	180,999	30,590	(256)	231,976

Income (loss) from operations	(20,643)	32,022	12,486	1,282	25,147

Other income (expense)
Interest income (expense), net	(5,996)	(1,356)	(4,200)	—	(11,552)
Gain from debt extinguishment, net	4,488	—	—	—	4,488
Other intercompany	—	5,570	(5,570)	—	—
Other, net	68	6,079	(3,343)	(1,282)	1,522

Total other income (expense)	(1,440)	10,293	(13,113)	(1,282)	(5,542)

Income (loss) before taxes and discontinued operations	(22,083)	42,315	(627)	—	19,605
Provision (benefit) for income taxes	(8,974)	11,135	(474)	—	1,687

Income (loss) before equity in net income of subsidiaries	(13,109)	31,180	(153)	—	17,918
Equity in net income of subsidiaries	31,817	(412)	31,180	(62,585)	—

Income (loss) from operations	18,708	30,768	31,027	(62,585)	17,918
Loss from discontinued operations	—	—	790	—	790

Net income	$18,708	$30,768	$31,817	$(62,585)	$18,708

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the year ended September 30, 2008

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

Revenue	$—	$935,608	$343,077	$(9,380)	$1,269,305
Cost of goods and services	—	724,800	281,914	(10,406)	996,308

Gross profit	—	210,808	61,163	1,026	272,997

Selling, general and administrative expenses	21,155	181,963	42,568	(256)	245,430
Impairment of goodwill	—	12,913	—	—	12,913
Restructuring and other related charges	—	2,407	203	—	2,610

Total operating expenses	21,155	197,283	42,771	(256)	260,953

Income (loss) from operations	(21,155)	13,525	18,392	1,282	12,044

Other income (expense)
Interest income (expense), net	(10,227)	(279)	(4,433)	—	(14,939)
Other intercompany	—	4,407	(4,407)	—	—
Other, net	669	7,305	(3,979)	(1,282)	2,713

Total other income (expense)	(9,558)	11,433	(12,819)	(1,282)	(12,226)

Income (loss) before taxes and discontinued operations	(30,713)	24,958	5,573	—	(182)
Provision (benefit) for income taxes	(7,606)	10,791	(534)	—	2,651

Income (loss) before equity in net income of subsidiaries	(23,107)	14,167	6,107	—	(2,833)
Equity in net income of subsidiaries	(20,317)	13,533	14,167	(7,383)	—

Income (loss) from operations	(43,424)	27,700	20,274	(7,383)	(2,833)
Income from discontinued operations	—	—	(40,591)	—	(40,591)

Net loss	$(43,424)	$27,700	$(20,317)	$(7,383)	$(43,424)

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For the year ended September 30, 2010

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,592	$38,252	$28,844	$(67,096)	$9,592

Net cash provided by (used in) operating activities	(10,163)	87,620	5,668	—	83,125

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(720)	(28,713)	(11,044)	—	(40,477)
Acquired business, net of cash acquired	(167,950)	—	(374,050)	—	(542,000)
Intercompany distributions	10,000	(10,000)	—	—	—
Proceeds from sale of assets	—	(1,666)	—	—	(1,666)

Net cash provided by (used in) investing activities	(158,670)	(40,379)	(385,094)	—	(584,143)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,823	—	—	—	2,823
Proceeds from issuance of long-term debt	100,000	40,000	403,875	—	543,875
Payments of long-term debt	(79,473)	(85,086)	(12,243)	—	(176,802)
Financing costs	(4,278)	—	(13,177)	—	(17,455)
Exercise of stock options	343	—	—	—	343
Tax benefit from vesting of restricted stock	325	—	—	—	325
Capital contribution	—	—	—	—	—
Other, net	182	17,093	(17,091)	—	184

Net cash provided by (used in) financing activities	19,922	(27,993)	361,364	—	353,293
Net cash used in discontinued operations	—	—	(638)	—	(638)

Effect of exchange rate changes on cash and equivalents	—	—	(2,668)	—	(2,668)

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(148,911)	19,248	(21,368)	—	(151,031)
CASH AND EQUIVALENTS AT BEGINNING OF YEAR	223,511	37,865	59,457	—	320,833

CASH AND EQUIVALENTS AT END OF YEAR	$74,600	$57,113	$38,089	$—	$169,802

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For the year ended September 30, 2009

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,708	$30,768	$31,817	$(62,585)	$18,708

Net cash provided by (used in) operating activities	3,556	69,939	10,605	—	84,100

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(372)	(23,888)	(8,437)	—	(32,697)
Intercompany distributions	10,000	(10,000)	—	—	—
Proceeds from sale of assets	—	—	200	—	200
Increase in equipment lease deposits	—	(336)	—	—	(336)

Net cash provided by (used in) investing activities	9,628	(34,224)	(8,237)	—	(32,833)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	7,257	—	—	—	7,257
Proceeds from issuance of long-term debt	4,370	6,523	538	—	11,431
Payments of long-term debt	(43,885)	(11,563)	(1,228)	—	(56,676)
Decrease in short-term borrowings	—	—	(866)	—	(866)
Financing costs	(541)	—	(56)	—	(597)
Purchase of ESOP shares	(4,370)	—	—	—	(4,370)
Tax benefit from vesting of restricted stock	217	—	—	—	217
Other, net	(275)	(34,339)	35,016	—	402

Net cash provided by (used in) financing activities	(37,227)	(39,379)	33,404	—	(43,202)

Net cash used in discontinued operations	—	—	(1,305)	—	(1,305)

Effect of exchange rate changes on cash and equivalents	—	—	2,152	—	2,152

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(24,043)	(3,664)	36,619	—	8,912
CASH AND EQUIVALENTS AT BEGINNING OF YEAR	247,554	41,529	22,838	—	311,921

CASH AND EQUIVALENTS AT END OF YEAR	$223,511	$37,865	$59,457	$—	$320,833

GRIFFON CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share data)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
For the year ended September 30, 2008

($ in thousands)	Parent Company	Guarantor Companies	Non- Guarantor Companies	Elimination	Consolidation

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(43,424)	$27,700	$(20,317)	$(7,383)	$(43,424)

Net cash provided by (used in) operating activities	(11,977)	74,411	23,615	—	86,049

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(46)	(47,013)	(6,057)	—	(53,116)
Intercompany distributions	60,000	(60,000)	—	—	—
Acquired business, net of cash acquired	—	(1,829)	—	—	(1,829)
Proceeds from sale of assets	—	1,000	—	—	1,000
Advances from subsidiaries	42,000	—	(42,000)	—	—
Decrease in equipment lease deposits	—	4,593	—	—	4,593

Net cash used in investing activities	101,954	(103,249)	(48,057)	—	(49,352)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	241,344	—	—	—	241,344
Purchase of shares for treasury	(579)	—	—	—	(579)
Proceeds from issuance of long-term debt	630	50,000	38,605	—	89,235
Payments of long-term debt	(76,417)	(6,412)	(4,956)	—	(87,785)
Decrease in short-term borrowings	—	—	(924)	—	(924)
Financing costs	(7,111)	(857)	(2,059)	—	(10,027)
Tax benefit from vesting of restricted stock	3	—	—	—	3
Other, net	(3,928)	5,545	(1,478)	—	139

Net cash provided by (used in) financing activities	153,942	48,276	29,188	—	231,406

Net cash provided by (used in) discontinued operations	—	—	86	—	86

Effect of exchange rate changes on cash and equivalents	—	—	(1,015)	—	(1,015)

NET INCREASE IN CASH AND EQUIVALENTS	243,919	19,438	3,817	—	267,174
CASH AND EQUIVALENTS AT BEGINNING OF YEAR	3,635	22,091	19,021	—	44,747

CASH AND EQUIVALENTS AT END OF YEAR	$247,554	$41,529	$22,838	$—	$311,921

SCHEDULE I

GRIFFON CORPORATION
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEETS
(in thousands)

	At September 30, 2010	At September 30, 2009
CURRENT ASSETS
Cash and equivalents	$74,600	$223,511
Prepaid and other current assets	5,963	2,050

Total Current Assets	80,563	225,561
PROPERTY, PLANT AND EQUIPMENT, net	1,267	837
INVESTMENT IN SUBSIDIARIES	772,374	590,993
OTHER ASSETS	40,586	36,089

Total Assets	$894,790	$853,480

CURRENT LIABILITIES
Current portion of long-term debt, net of debt discount	$625	$77,185
Accounts payable and accrued liabilities	24,247	15,191

Total Current Liabilities	24,872	92,376
CONVERTIBLE SUBORDINATED NOTES, net of debt discount	78,007	—
OTHER	81,196	72,897

Total Liabilities	184,075	165,273
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	710,715	688,207

Total Liabilities and Shareholders’ Equity	$894,790	$853,480

SCHEDULE I—(Continued)

GRIFFON CORPORATION
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
STATEMENTS OF OPERATIONS
(in thousands)

	Years Ended September 30,
	2010	2009	2008
Costs and Expenses:
General and administrative expenses	$(26,491)	$(20,643)	$(21,155)
Gain (loss) from debt extinguishment, net	(6)	4,488	—
Interest expense and other, net	(7,608)	(5,928)	(9,558)

Loss before credit for federal income taxes and equity in net income of subsidiaries	(34,105)	(22,083)	(30,713)
Credit for federal income taxes resulting from tax sharing arrangement with subsidiaries	(14,853)	(8,974)	(7,606)

Loss before equity in net income of subsidiaries	(19,252)	(13,109)	(23,107)
Equity in income of subsidiaries	28,756	31,027	20,274

Income from continuing operations	9,504	17,918	(2,833)
Equity in income (loss) of discontinued operations	88	790	(40,591)

Net income (loss)	$9,592	$18,708	$(43,424)

SCHEDULE I—(Continued)

GRIFFON CORPORATION
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$9,592	$18,708	$(43,424)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	5,778	4,145	3,327
Amortization/write-off of deferred financing costs and debt discount	4,439	4,586	5,059
(Gain) loss from debt extinguishment, net	6	(4,488)	—
Deferred income taxes	(2,500)	(10,174)	2,840
Equity in income of subsidiaries	(28,756)	(31,027)	(20,274)
Equity in (income) loss of discontinued operations	(88)	(790)	40,591
Change in assets and liabilities:
(Increase) decrease in prepaid and other assets	(4,309)	199	(120)
Increase in accounts payable, accrued liabilities and income taxes payable	4,609	17,640	4,060
Other changes, net	1,066	4,757	(4,036)

Net cash provided by (used in) operating activities	(10,163)	3,556	(11,977)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(720)	(372)	(46)
Acquired business, net of cash acquired	(167,950)	—	—
Advances from subsidiaries	—	—	42,000
Distribution from subsidiaries	10,000	10,000	60,000

Net cash provided by (used in) investing activities	(158,670)	9,628	101,954
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of from rights offering	2,823	7,257	241,344
Proceeds of shares for treasury	—	—	(579)
Proceeds from issuance of long-term debt	100,000	4,370	630
Payments of long-term debt	(79,473)	(43,885)	(76,417)
Decrease in short-term borrowings	—	—	—
Financing costs	(4,278)	(541)	(7,111)
Purchase of ESOP shares	—	(4,370)	—
Exercise of stock options	343	—	—
Tax benefit from vesting of restricted stock	325	217	3
Capital contribution	—	(676)	(4,067)
Other, net	182	401	139

Net cash provided by (used in) financing activities	19,922	(37,227)	153,942

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(148,911)	(24,043)	243,919
CASH AND EQUIVALENTS AT BEGINNING OF YEAR	223,511	247,554	3,635

CASH AND EQUIVALENTS AT END OF YEAR	$74,600	$223,511	$247,554

SCHEDULE II

GRIFFON CORPORATION
VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED SEPTEMBER 30, 2010, 2009 AND 2008
(in thousands)

Description	Balance at Beginning of Year	Acquired By Purchase	Recorded to Cost and Expense	Accounts Written Off, net	Other	Balance at End of Year
FOR THE YEAR ENDED SEPTEMBER 30, 2010
Allowance for Doubtful Accounts
Bad debts	$3,138	$521	$2,431	$(996)	$(3)	$5,091
Sales returns and allowances	1,319	—	430	(258)	(1)	1,490

	$4,457	$521	$2,861	$(1,254)	$(4)	$6,581

Inventory valuation	$11,178	$1,187	$4,904	$(4,017)	$(111)	$13,141

Deferred tax valuation allowance	$4,726	$9,971	$372	$—	$—	$15,069

FOR THE YEAR ENDED SEPTEMBER 30, 2009
Allowance for Doubtful Accounts
Bad debts	$3,675	$—	$628	$(1,210)	$45	$3,138
Sales returns and allowances	1,934	—	(247)	(385)	17	1,319

	$5,609	$—	$381	$(1,595)	$62	$4,457

Inventory valuation	$10,315	$—	$5,549	$(4,725)	$39	$11,178

Deferred tax valuation allowance	$8,040	$—	$(3,314)	$—	$—	$4,726

FOR THE YEAR ENDED SEPTEMBER 30, 2008
Allowance for Doubtful Accounts
Bad debts	$3,834	$—	$1,257	$(1,407)	$(9)	$3,675
Sales returns and allowances	2,503	—	(157)	(415)	3	1,934

	$6,337	$—	$1,100	$(1,822)	$(6)	$5,609

Inventory valuation	$10,231	$—	$4,862	$(4,834)	$56	$10,315

Deferred tax valuation allowance	$3,841	$—	$4,199	$—	$—	$8,040

Note: This Schedule II is for continuing operations only.